UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
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Boston Private Financial Holdings, Inc.
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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109

March 21, 2011

Dear Fellow Stockholders:
On behalf of the Board of Directors and the management of Boston Private Financial Holdings, Inc. (the "Company"), you are invited to attend the Company's 2011 Annual Meeting of Stockholders. The meeting will be held on Wednesday, April 27, 2011 at 11:00 a.m., Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business to be conducted at the meeting. The Board of Directors of the Company, after carefully considering each proposal, recommends unanimously that you vote as follows:

Proposal	Board Recommendation
Election of Class II Directors	FOR
Advisory (Non-Binding) Vote on Executive Compensation	FOR
Advisory (Non-Binding) Vote to Select the Frequency of Future Stockholder Votes on Executive Compensation	ONE YEAR
Approval of the Company's Annual Executive Incentive Plan	FOR
Stockholder Proposal to Declassify the Board of Directors	AGAINST
Please refer to the proxy statement for detailed information on each of the proposals. Only stockholders of record at the close of business on March 2, 2011, may vote at the meeting or any postponements or adjournments of the meeting.
On behalf of the Board of Directors and all employees of Boston Private Financial Holdings, Inc., I thank you for your continued support.

Sincerely,
/s/ CLAYTON G. DEUTSCH
Clayton G. Deutsch
President and Chief Executive Officer

Boston, Massachusetts

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, April 27, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boston Private Financial Holdings, Inc. (the "Company") will take place at Ten Post Office Square, 2nd floor, Boston, Massachusetts 02109 on Wednesday, April 27, 2011 at 11:00 a.m., Eastern time, for the following purposes:

1.	to elect two Class II director nominees named in the proxy statement to serve until the 2014 annual meeting or until their successors are duly elected and qualified;

2.	to consider a non-binding, advisory resolution regarding the compensation of the Company's named executive officers;

3.	to select the frequency of future stockholder votes to approve the compensation of the Company's named executive officers;

4.	to approve the Boston Private Financial Holdings, Inc. Annual Executive Incentive Plan;

5.	to consider a stockholder proposal to declassify the Board of Directors; and

6.	to transact any other business that may properly come before the meeting.
Only stockholders of record at the close of business on March 2, 2011 may vote at the meeting or any postponements or adjournments of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING
The Company's Annual Report on Form 10-K for the period ending December 31, 2010 and the 2011 Proxy Statement are available at www.edocumentview.com/bpfh. These documents are also available free of charge by calling the Company's toll-free number (888) 666-1363 or by contacting the Company's investor relations department by email at investor-relations@bostonprivate.com.
Your vote is very important. Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in the United States. For specific instructions on how to vote your shares, please refer to the section entitled "Proxy Voting Options." We look forward to your attendance in person or by proxy.

By Order of the Board of Directors,
MARGARET W. CHAMBERS
Corporate Secretary
Boston, Massachusetts
Dated: March 21, 2011

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109

PROXY STATEMENT
Annual Meeting of Stockholders
To be held on Wednesday, April 27, 2011
GENERAL
The Company's Board of Directors (the “Board”) is furnishing you this Proxy Statement and solicits your proxy for the 2011 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held on Wednesday, April 27, 2011 at 11:00 a.m., Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
VOTING AND QUORUM
The record date for the Meeting is March 2, 2011. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting. The only class of the Company's outstanding stock entitled to vote at the Meeting is common stock, par value $1.00 per share. Each outstanding share of common stock is entitled to one vote on each matter before the Meeting. At the close of business on the record date, there were 76,408,913 shares of the Company's common stock outstanding and entitled to vote at the Meeting, and there were 1,270 stockholders of record.
A quorum must be present at the Meeting for any business to be conducted. The presence, in person or by proxy, of the holders of at least a majority of the votes entitled to be cast on a matter constitutes a quorum. Abstentions will be counted for purposes of determining whether a quorum is present. Broker non-votes will not be counted for purposes of determining whether a quorum is present. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.
Director nominees must receive a plurality of the votes cast by stockholders in order to be elected. A proxy vote that withholds authority to vote for a particular nominee or nominees and broker non-votes will be disregarded in determining the “votes cast” for the election of directors and will not affect the outcome of the election of the nominees.
The approval of all matters to be presented at the Meeting, other than Proposal 3, requires the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will have no effect on the proposals.
The non-binding resolution to select the frequency of future stockholder advisory votes to approve the compensation of the Company's named executive officers (Proposal 3) will involve your consideration of four choices, three of which are proposals on the frequency of the vote, and the fourth choice is to abstain from voting on the matter. The choice that receives the highest number of votes, even if it receives less than a majority of the votes cast, will be deemed the choice of the stockholders. If you do not vote for one of the three substantive choices, or if you abstain from voting, your vote will not count “FOR” or “AGAINST” any of the three substantive choices regarding the frequency of the vote. Broker non-votes will have no effect on the vote.
We are first sending this proxy statement and the accompanying materials to stockholders on or about March 21, 2011.
PROXY VOTING OPTIONS
Whether or not you expect to be present at the Meeting, you are requested to vote your shares at your earliest convenience. Promptly voting your shares will ensure the presence of a quorum at the Meeting.
Voting by Mail: The accompanying proxy card, if properly completed, signed, dated and returned in the enclosed envelope, will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.
Voting via the Internet or by Telephone: If you hold your stock directly and not in street name, you may vote on the Internet or by telephone by following the instructions included on your proxy card. If you vote on the Internet or by telephone, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 2:00 a.m., Eastern time, on April 27, 2011. Please do not return the enclosed proxy card if you are voting via the Internet or by telephone.

Voting in Person at the Meeting: If you are a registered stockholder and attend the Meeting, you may deliver your     completed proxy card in person. Additionally, we will have ballots available for those registered stockholders who wish to     vote in person at the Meeting.
A stockholder of record may revoke a proxy any time before the polls close by submitting a later dated vote via the Internet, by telephone, by mail or by delivering instruments to the Corporate Secretary before the Meeting or appearing in person at the Meeting and specifically withdrawing any previously voted proxy.
PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.
PROXIES
By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Margaret W. Chambers, Executive Vice President, General Counsel and Corporate Secretary, and David J. Kaye, Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted in accordance with the Board's recommendations as follows:
(1)     FOR the Class II director nominees for election to the Board of Directors;
(2)     FOR the non-binding, advisory resolution regarding the compensation of the Company's named executive officers;
(3)     for the selection of ONE YEAR as the frequency for future stockholder votes on the compensation of the Company's named executive officers;
(4)     FOR the approval of the Company's Annual Executive Incentive Plan; and
(5)     AGAINST the stockholder proposal to declassify the Board of Directors, if it is properly presented.
ANNUAL REPORT
All stockholders of record are being sent a copy of the Company's 2010 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which contains audited financial statements of the Company for the fiscal years ended December 31, 2010, 2009 and 2008, as filed with the Securities and Exchange Commission (“SEC”) on March 11, 2011. These reports, however, are not part of the proxy soliciting material.
A copy of the Company's Annual Report on Form 10-K filed with the SEC, including all exhibits, may be obtained free of charge by writing to Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Corporate Secretary, or by accessing the "Investor Relations" section of the Company's website at www.bostonprivate.com.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors of the Company currently consists of ten members divided into three classes, with each class elected for a three-year term. One class of Directors is elected by the Company’s stockholders at each annual meeting of stockholders. At the Meeting, two Class II Directors will be nominated for election to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Each of the nominees currently serve on the Board of Directors. The Board of Directors has nominated Deborah F. Kuenstner and William J. Shea for re-election as Class II Directors.
Each nominee has agreed to continue to serve as a Director if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted FOR the election of such other person as the Board of Directors may recommend.
The Board of Directors of the Company recommends a vote FOR the election of the two nominees to the Board of Directors as Class II Directors of the Company.

INFORMATION REGARDING DIRECTORS
The following table sets forth certain information regarding the Directors of the Company, including the nominees for election at the Meeting as Class II Directors, based on information furnished by them to the Company:

		Age	Director Since
Class I-Term Expires 2013
Eugene S. Colangelo *(1)	Westborough, MA	63	1987
Clayton G. Deutsch	Boston, MA	55	2010
Allen L. Sinai *	Lexington, MA	71	1995
Stephen M. Waters #*	Greenwich, CT	64	2004

Class II-Term Expires 2011
Deborah F. Kuenstner *(2)	Newton, MA	52	2007
William J. Shea *(2)	North Andover, MA	63	2004
Timothy L. Vaill (3)	Andover, MA	69	1993

Class III-Term Expires 2012
Herbert S. Alexander *	Westborough, MA	68	1991
Lynn Thompson Hoffman *	Santa Fe, NM	62	1994
John Morton III *	Annapolis , MD	67	2008
#     Chairman of the Board
*     Independent Director
(1)    Includes service as a director of Boston Private Bank & Trust Company, a wholly-owned subsidiary of the Company, prior to the formation of the holding company structure in 1988.
(2)    Nominee for re-election.
(3)     Mr. Vaill has determined not to stand for re-election to the Company's Board of Directors when his term expires on April 27, 2011.
Director and Nominee Qualifications
The following paragraphs provide information as of the date of this Proxy Statement about each member of the Company's Board of Directors, including the nominees for election at the Meeting. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The biographical description below for each Director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a Director. The Board of Directors did not currently evaluate whether the Directors who are not standing for re-election at this Meeting should serve as Directors, as the terms for which they have been previously elected continue beyond the Meeting.
In addition to the information presented below regarding each Director's specific experience, qualifications, attributes and skills, the Board also believes that all of the Directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company.

Herbert S. Alexander. Mr. Alexander became a director of the Company in 1991. He is founder and Chairman of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. Mr. Alexander is the Chief Financial Officer of Wirefab, Inc., a manufacturer of aluminum, steel and stainless steel wire products, established in 1955. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts. He formerly served on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Trustee of the Worcester Art Museum, where he is the Chairman of its Audit Committee and a member of the Finance Committee. Mr. Alexander was President and Chairman of the Board of Directors of the International Association of Practising Accountants from November 2006 to October 2009. Mr. Alexander is also on the board of directors of Boston Private Bank & Trust Company and Charter Private Bank, both affiliates of the Company. With his years of specific experience as the named partner of Alexander, Aronson, Finning & Co., P.C., Mr. Alexander brings to the Board of Directors invaluable business, financial, accounting and management experience. In addition, Mr. Alexander's membership in various professional societies and his service on a number of audit committees has provided him with valuable experience dealing with the evaluation of financial statements, accounting principles and financial reporting rules and regulations.
Eugene S. Colangelo. Mr. Colangelo joined our Board in 1987. He is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He was formerly a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and is currently a member of that organization's Retail Oversight Committee. Mr. Colangelo has served as Chairman of the Board of Directors of Boston Private Bank & Trust Company since 1999. The Board believes that Mr. Colangelo's extensive entrepreneurial experience and understanding of what makes a business run effectively and efficiently make him an effective member of the Board of Directors. Further, his long-standing involvement with the Company's largest affiliate, Boston Private Bank & Trust Company, and his extensive contacts in the local community, provide insights that are particularly valuable for the Board.
Clayton G. Deutsch. Mr. Deutsch is Chief Executive Officer and President of the Company, which he joined in August 2010. Mr. Deutsch is a member of the Company’s Senior Policy Group and has over 30 years of experience in the financial services industry. He began his career in banking in the 1970s before joining McKinsey & Company in 1980. Most recently, he was a director at McKinsey & Company and served as Global Leader of that firm’s Merger Management Practice. During his time at McKinsey, he developed deep experience working with many leading financial institutions, with a particular focus in the private banking, wealth advisory, and wealth management sectors, as he helped establish and build McKinsey's Financial Services practice globally. As a senior leader at McKinsey, Mr. Deutsch managed the Midwest Complex of McKinsey offices including Chicago, Pittsburgh, Minneapolis, Cleveland and Detroit, and founded and led the Great Lakes Financial Services practice. Throughout his career with McKinsey, he consulted with financial services providers and other businesses on global strategy development, performance improvement, M&A strategy and corporate governance, among other areas. Mr. Deutsch also served as Chairman of McKinsey’s Principals Review Committee, a member of the Director Review Committee, a long-time member of the Shareholders Council (McKinsey's board of directors) and Chair of the Professional Standards Committee. Before joining McKinsey, he began his career at Society Corporation, the predecessor to Key Corp. In addition to Mr. Deutsch's management expertise, he brings to our board extensive knowledge of financial services practices. His skills at directing corporate strategy provide our Board with a valuable resource as the Company manages through its current banking consolidation initiative.
Lynn Thompson Hoffman. Mrs. Hoffman is an attorney and private investor. Mrs. Hoffman is also on the Board of Directors of Borel Private Bank & Trust Company, an affiliate of the Company. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman developed historic real estate in Boston, Massachusetts and served as Director of First Mutual Bank, Boston Private Bank & Trust Company, an affiliate of the Company, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children, where she chaired the Finance and Investment Committee. She has also served as Trustee or Overseer of various community organizations including the Museum of New Mexico Foundation, the Massachusetts Society for the Prevention of Cruelty to Children, the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. With her extensive knowledge of the financial services industry, perspective from a diverse geographical market, and understanding of both the banking and investment management businesses and real estate matters, coupled with her legal background and executive management experience, Mrs. Hoffman brings to the Board strong leadership, management experience, and a thorough understanding of the Company's business and various product offerings.

Deborah F. Kuenstner. Ms. Kuenstner is the Chief Investment Officer at Wellesley College. Before joining Wellesley College in February of 2009, Ms. Kuenstner was Chief Investment Officer and Vice President of Investment Management at Brandeis University from 2007 to January 2009. Prior to working at Brandeis, Ms. Kuenstner was Managing Director of Research for Fidelity Management & Research Company, the investment management organization of Fidelity Investments. Ms. Kuenstner was the Chief Investment Officer, Global Value, at Putnam Investments from 2000 to 2004. Her other roles at Putnam included Chief Investment Officer, International Value and Senior Portfolio Manager, International Equities. Prior to that, she worked at DuPont Pension Fund Investment in Wilmington, Delaware as a Senior Portfolio Manager, International Equities. Ms. Kuenstner has also been a Vice President, International Investment Strategist, at Merrill Lynch, in addition to Economist at the Federal Reserve Bank of New York. Ms. Kuenstner was actively involved in the Board of Pensions of the Presbyterian Church USA from 1996-2004 as Investment Committee Chair, Director, and most recently, Co-opted Director. The Board believes that Ms. Kuenstner brings to the Board extensive experience and knowledge about the financial services industry generally and in particular the investment management arena, along with economic and risk management expertise.
John Morton, III. Mr. Morton is a seasoned bank executive with over 35 years of banking and financial services experience. He has extensive experience leading organizational turnarounds, acquisition integrations, business growth and corporate governance activities. Mr. Morton has been a director of Fortress International Group, Inc. since January 2007 and its Chairman since December 2008. He has been a Director of the Company since August 2008, of Barry-Wehmiller Companies, Inc. since July 2007 and Dynamac International Inc, from the late 1980s until it was sold in early 2010. Mr. Morton served as a Director of Broadwing Corporation from April 2006 to January 2007. He served as President of Premier Banking for Bank of America Corp. from August 2004 to September 2005. From 1997 to 2001, Mr. Morton served as President of the Mid-Atlantic Region, Bank of America. He was President of the Private Client Group of NationsBank from 1996 to 1997. From 1994 to 1996, he served as Chairman and Chief Executive Officer and President of The Boatmen's National Bank of St. Louis, and as Chief Executive Officer of Farm and Home Financial Corporation from 1992 to 1993. In 1990 and 1991, Mr. Morton served as Perpetual Financial Corporation's Chairman, Chief Executive Officer and President. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver. He serves as Chairman of the Maryland Stadium Authority and Director of the U.S. Naval Academy Foundation Athletic and Scholarship Programs. Mr. Morton's experience as the chief executive officer and president of several banking institutions, coupled with his service on a number of public company boards, allows him to bring to the Board operational expertise, a deep background in the financial services industry, and a comprehensive understanding of the Company's business.
William J. Shea. Mr. Shea is the Executive Chairman of Lucid, Inc., a manufacturer of non-invasive skin biopsy equipment, based in Rochester, New York. He was a managing partner of DLB Capital, LLC, a start-up private equity company located in Wilton, Connecticut until December 2007. He served as Executive Chairman of Royal & Sun Alliance USA, Inc. from 2005 to 2006. Mr. Shea served as President and Chief Executive Officer of Conseco, Inc. from 2001 to 2004, where he successfully managed that firm's restructuring process. Prior to joining Conseco, Mr. Shea served as Chairman of the Board for Centennial Technologies, a public manufacturing company. Mr. Shea also served as Vice Chairman and Chief Financial Officer of BankBoston, Inc. prior to its acquisition by Fleet Financial Group, where he had responsibility for all financial aspects of the corporation, investor relations, risk management, capital markets and private banking, among other areas. He began his career in the financial services area with Coopers & Lybrand, where he spent twenty years, and rose to serve as Vice Chairman and Firm Council Member. Mr. Shea formerly served on the Board of the Executive Committee for the Boston Stock Exchange and the Boards of Trustees for Children's Hospital Boston and Northeastern University. Mr. Shea has served as the Chairman of the Board of Demoulas Supermarkets since 1999 and serves on the Boards of AIG SunAmerica and NASDAQ OMX BX. Mr. Shea is also on the Board of Directors of First Private Bank & Trust, an affiliate of the Company. The Board believes that Mr. Shea's experience as a chief executive officer of a public insurance company and as a chief financial officer of a bank, as well as his work on various public company boards, allows Mr. Shea to bring relevant and extensive business, management, banking, accounting and operational experience to the Board, making him an excellent candidate.
Dr. Allen L. Sinai. Dr. Sinai has been President, Chief Executive Officer and Chief Global Economist/Strategist of Decision Economics, Inc. since 1996. Decision Economics is a U.S. and Global economic and financial information and advisory firm located in New York, London, Boston and Chicago serving mainly financial institutions in the financial services industry. Dr. Sinai is responsible for Decision Economics forecasts and analysis of the U.S. and world economic and financial markets, and for translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Dr. Sinai is also responsible for the business operations and financial performance of Decision Economics. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics. He also served as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of

Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and a past President of the North American Economics and Finance Association. He has been Chairman of the Committee on Developing American Capitalism and a past member of the Time Magazine Board of Economists. Dr. Sinai's extensive business and financial services industry experience, his background as Chief Executive Officer and Chief Economist at Decision Economics Inc., and his knowledge and deep contacts in financial, government and industry, U.S and globally, make him a strong contributor on the Board.
Timothy L. Vaill. Mr. Vaill served as Chairman of the Board of Directors and Chief Executive Officer of the Company, for over 17 years until his retirement in July 2010. Mr. Vaill joined the Company in 1993 as Chief Executive Officer of both the Company and of Boston Private Bank & Trust Company. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years and, among other assignments, directed all of its international activities. In 1991 and 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new personal trust business for the high net worth marketplace. Mr. Vaill serves on the Board of The Andover Coalition for Education, The Schreiber Corporation, the New England Aquarium, The New Hampshire Music Festival, the Squam Lakes Conservation Society, The BAA, Inc., and the Board of Trustees at Bay State College in Boston. He is on the Board of Overseers for the New England Conservatory. He also served on the Board of Overseers at the New England Medical Center. Mr. Vaill has announced that he will not stand for re-election to the Board when his term expires in April 2011.
Stephen M. Waters. Mr. Waters is Managing Partner of Compass Advisers Group and its advisory and investment subsidiaries, which he founded in 1996. Prior to this, Mr. Waters spent over twenty years advising corporate and financial entities both in the U.S. and internationally. Mr. Waters served from 1992 to 1996 as Co-Chief Executive Officer of Morgan Stanley Europe and was a member of Morgan Stanley's worldwide 12-person Operating Committee. Mr. Waters joined Morgan Stanley as a Managing Director in the Mergers and Acquisitions Department in June 1988 and was Co-Director of that department from January 1990 to early 1992. Mr. Waters was Co-Director of the Mergers and Acquisition Department at Shearson Lehman Brothers from 1985 to 1988. He serves as Co-Chairman of the Harvard College Fund, Chairman of the United States Naval Institute, and is also on the Board of Directors of Valero Energy Corporation where he sits on the audit committee. He chairs the Advisory Board of Boston University School of Public Health. Mr. Waters brings over thirty years of specific and relevant financial services experience to the Board, along with a deep understanding and practical knowledge of the investment management business. Mr. Waters' background as a chief executive officer and director, as well as his extensive experience in investment management, economics and mergers and acquisitions makes him an excellent member of the Board.

CORPORATE GOVERNANCE
The business of the Company is managed under the direction of the Company's Board of Directors in accordance with the Massachusetts General Laws, as implemented by the Company's Articles of Organization, as amended, and the by-laws. The Board of Directors provides oversight of the Company's activities for the benefit of its stockholders and other constituencies, which includes the Company's affiliated companies, employees, customers, suppliers, creditors and the communities in which the Company and its affiliates conduct business. The Board has a particular focus on corporate governance, developing the strategic direction of the Company, and seeking to ensure the success of the Company's business through the appointment and retention of qualified executive management. The Board is responsible for ensuring that the Company's business is conducted in a responsible and ethical manner.
Board Leadership Structure
In accordance with the Company's by-laws, the Board elects the Chairman of the Board and appoints the President, who also serves as Chief Executive Officer. The Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate. Following Mr. Vaill's retirement in 2010, the Board analyzed its Board leadership structure to determine whether it was in the best interests of the Company to separate the Chief Executive Officer and Chairman positions. As a result of this analysis, the Board determined that it was appropriate at this time to separate the positions of Chairman of the Board and Chief Executive Officer. As a result, the Board eliminated the position of Lead Director in July 2010, and at the same time elected Mr. Waters to serve as Chairman of the Board.
Following the Board's decision to separate the roles of Chairman and Chief Executive Officer, the Governance Committee established a Statement of Roles and Responsibilities for the Chairman of the Board. The Governance Committee

determined that the position of Chairman may only be held by a member of the Board who has been determined to be “independent” under the Marketplace Rules of the Financial Industry Regulatory Authority applicable to NASDAQ-listed companies (the “NASDAQ Rules”). The Chairman is to be elected by the Company's Board of Directors annually and may be removed at any time with or without cause. The Chairman of the Board is responsible for the management, development and effective functioning of the Board and provides leadership in every aspect of the Board's oversight of the Company. The non-executive Chairman of the Board acts in an advisory capacity to the Chief Executive Officer and President, and to other executive officers in matters concerning the interests of the organization and the Board, as well as serving as the liaison between management and the Board. The duties of the Chairman of the Board include the following:

•	setting, in consultation with the Chief Executive Officer, agendas for the Board meetings;

•	chairing Board meetings and ensuring that Board functions are carried out effectively;

•	establishing and chairing sessions of independent directors and providing feedback to the Chief Executive Officer, as appropriate;

•	serving as liaison for chairs of affiliated company boards;

•	attending meetings of all Board Committees;

•	facilitating the Board's efforts to create and maintain practices that respond to feedback from stockholders and other stakeholders;

•	representing the Board at meetings with major stockholders and other stakeholder groups on governance related matters, as may be requested from time to time;

•	providing advice to the Chief Executive Officer on major issues;

•	facilitating effective communication between directors and management, both inside and outside of meetings of the Board;

•	working with the Chief Executive Officer to ensure management strategies, plans and performance are appropriately risk assessed and represented to the Board;

•	advising management in the planning of the strategy meeting; and

•	performing such other duties as the Board may from time to time delegate.
After careful consideration, the Governance Committee determined that the new structure, separating the Chairman of the Board and the Chief Executive Officer, due to the changes in management during 2010, was the most appropriate leadership structure for the Company and its stockholders.
Risk Oversight
The Board of Directors plays an important role in the risk oversight of the Company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of the Company's overall business and market, the extensive regulatory schemes under which the Company and all of its affiliates operate, and the complexities of the Company's operations as a whole, the Board has established a Risk Management Committee which is tasked with specific responsibility for direct oversight of all of the risks inherent in the Company's business, along with management of the enterprise-wide risk management program. The Risk Management Committee consults with each of the other committees of the Board for an analysis of their areas of risk, as well as with management and outside experts, and provides regular, detailed reporting and recommendations on risk-related actions to the full Board.
In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, credit risk, market risk, interest rate risk, regulatory risk and various other matters relating to the Company's business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions; (3) the direct oversight of specific areas of the Company's business by the Risk Management Committee, the Audit Committee, the Compensation Committee, the Finance Committee and the Governance Committee; and (4) regular periodic reports from the Company's internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board's attention.
For a description of the specific risk oversight review performed by the Compensation Committee with respect to the Company's incentive compensation plans, please see the section titled "TARP-Related Actions."

Committees of the Board
The Board has five standing Committees: the Audit Committee, Compensation Committee, Risk Management Committee, Finance Committee and Governance Committee. The following table sets forth membership on the Committees and the number of meetings held during 2010.

Name	Audit	Compensation	Finance	Governance	Risk Management
Herbert S. Alexander	Chair		✓		✓
Eugene S. Colangelo		✓		Chair	✓
Lynn Thompson Hoffman		Chair		✓
Deborah F. Kuenstner		✓			Chair
John Morton III	✓		✓		✓
William J. Shea			Chair	✓
Allen L. Sinai	✓				✓
Timothy L. Vaill*				✓
Stephen M. Waters		✓	✓
Number of Committee Meetings Held in 2010	9	8	10	9	14
* Not an independent director.
Each committee, with the exception of the Governance Committee, was comprised solely of members of the Board who have been determined to meet the definition of “independent” in accordance with the NASDAQ Rules. As Mr. Vaill will not stand for re-election, all of the committees for the upcoming year will be comprised solely of independent directors. All of the committees have adopted charters that provide a statement of the respective committee's roles and responsibilities. Current charters for those committees that are mandated under the NASDAQ Rules are available in the Corporate Governance section of the Company's website at www.bostonprivate.com.
The Audit Committee
Each member of the Audit Committee is an “audit committee financial expert” as defined in SEC regulations. Pursuant to the Audit Committee's charter, the Audit Committee assists the Board in its oversight of (1) the process of reporting the Company's financial statements; (2) the system of internal controls as it relates to financial reporting; (3) the external audit process; (4) the Company's process for monitoring compliance with laws and regulations; and (5) the qualifications, independence and performance of the Company's independent registered public accounting firm. The Audit Committee is solely responsible for retaining the Company's independent registered public accounting firm.
Compensation Committee
Each member of the Compensation Committee members is independent as required under NASDAQ Rules. The Compensation Committee makes recommendations to the Board of Directors, where necessary, on certain matters including, but not limited to, changes to compensation plans and the adoption of new plans, changes to the Chief Executive Officer's compensation and changes to Board compensation programs of the Company. The Compensation Committee has been delegated the authority by the Board to approve compensation matters for executive officers other than the Chief Executive Officer. For additional information on the Compensation Committee's process for the consideration and determination of the executive officer and director compensation, please see "Compensation Discussion and Analysis."
Risk Management Committee
The Risk Management Committee's responsibilities are described above under "Risk Oversight."
Finance Committee
The Finance Committee conducts analysis and makes recommendations to the Board and management regarding the Company's financial planning, capital structure, capital raising, proposed acquisitions, mergers and divestitures, overall strategic planning, and financial performance, where relevant.
Governance Committee
The Governance Committee periodically reviews the arrangements for the overall governance of the Company by the

Board of Directors and its committees and, among other things, assists the Board of Directors by evaluating the performance of the Board and its committees, identifies individuals qualified to become members of the Board, recommends the slate of candidates to be nominated for election to the Board of Directors, recommends the members and the Chairs of the committees of the Board, and reviews and assesses the charters of all of the committees of the Board.
Executive Sessions without Management
To promote open discussion among the non-management Directors, the Board of Directors schedules regular executive sessions in which the non-management Directors meet without management's participation. Such sessions are scheduled to occur at every regularly scheduled Board and committee meeting. The Chairman of the Board is the presiding Director at such executive sessions.
Board of Directors Meetings
The Board of Directors held 11 meetings of the full Board during 2010. Each incumbent Director attended at least 75% of the aggregate number of meetings of the full Board of Directors and relevant committees.
Directors' Attendance at Annual Meetings
The Company does not have a policy of requiring Directors to attend the annual meeting of stockholders. The Company does, however, typically schedule a meeting of its Board of Directors the day before or close to the annual meeting of stockholders to facilitate each Director's attendance at the annual meeting of stockholders. A majority of the members of the Company's Board of Directors at that time attended the Company's annual meeting of stockholders held April 29, 2010.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company's and its subsidiaries' employees, officers, and directors. In addition, the Company maintains procedures for the confidential, anonymous submission of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters. Stockholders may access the Code of Business Conduct and Ethics in the Corporate Governance section of the Company's website at www.bostonprivate.com.
Consideration of Director Nominees
The Governance Committee is responsible for recommending the slate of candidates to be nominated for election to the Board of Directors of the Company. The Governance Committee uses a variety of methods for identifying and evaluating nominees for Director and the Committee assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for Director each year, the Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing Directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Governance Committee through the business and other networks of the existing members of the Board or from management. The Governance Committee may also solicit recommendations for Director nominees from independent search firms or any other source it deems appropriate, and has most recently sourced non-incumbent candidates through the retention of such independent search firms. When an incumbent Director is up for re-election, the Governance Committee reviews the performance, skills and characteristics of such incumbent Director before making a determination to recommend that the full Board nominate him or her for re-election.
The Governance Committee requires candidates to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company. Pursuant to guidelines established by the Board, no more than two members of the Board can be executive members, and all others must meet the definition of "independent" under the NASDAQ Rules. The Governance Committee does not have a policy with regard to the consideration of diversity in identifying Director nominees, although it may consider diversity when identifying and evaluating nominees.
Directors of the Company are nominated in accordance with the Company's by-laws, which provide that Directors may be nominated (i) by a majority of the Board of Directors, or (ii) by any holder of record of any shares of the capital stock of the

Company entitled to vote at the annual meeting of stockholders. Historically, the Company has not received any proposals from stockholders recommending Director candidates to be nominated for membership on the Board of the Company. Consequently, the Board of Directors has not viewed the development of a formal policy regarding the consideration of any Director candidates recommended by stockholders to be appropriate, and the Governance Committee does not have such a formal policy. Candidates recommended by a stockholder will be evaluated on the same basis as candidates recommended from other sources. A stockholder wishing to nominate a Director separately from the slate of Directors nominated by the Company for the 2012 annual meeting should follow the procedures described in this Proxy Statement under the heading "Submission of Stockholder Proposals for 2012 Annual Meeting." Any stockholder who seeks to make such a nomination for the 2012 annual meeting must be present in person at such annual meeting.
Stockholders' Communications with the Board of Directors
Stockholders wishing to communicate with the Company's Board of Directors should address their communications to the Company's investor relations department by email at investor-relations@bostonprivate.com, by phone at 888-666-1363 or by mail sent to the Company's main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. All communications will be reviewed by the Company's investor relations department, which will determine whether the communication will be relayed to the Board or the Director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all stockholder communications will be provided to the Board.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
George L. Alexakos	51	Executive Vice President, Chief Risk Officer of the Company.
Margaret W. Chambers	51	Executive Vice President, General Counsel and Corporate Secretary of the Company; Director - KLS Professional Advisors Group, LLC and Davidson Trust Company.
James D. Dawson	58	Executive Vice President of the Company.
Clayton G. Deutsch	55
Chief Executive Officer and President of the Company; Director - Boston Private Bank & Trust Company, Borel Private Bank & Trust Company, Anchor Capital Holdings LLC, Bingham, Osborn & Scarborough, LLC, KLS Professional Advisors Group, LLC, and Dalton, Greiner, Hartman, Maher & Co., LLC.

Martha T. Higgins	47	Executive Vice President, Director - Human Capital Resources of the Company.
David J. Kaye	46	Executive Vice President and Chief Financial Officer of the Company; Director - Davidson Trust Company, Bingham, Osborn & Scarborough, LLC, and Anchor Capital Holdings, LLC.
Mark D. Thompson	54
Chief Executive Officer - Private Banking Group of the Company; Chief Executive Officer and President of Boston Private Bank & Trust Company; Director-Boston Private Bank & Trust Company, Borel Private Bank & Trust Company, and First Private Bank & Trust.

Pursuant to the by-laws of the Company, the President, Treasurer and Secretary of the Company hold office until the first meeting of the Directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same term described above, unless a shorter term is specified in the vote electing or appointing them.
George L. Alexakos. Mr. Alexakos joined the Company in 2003 and is Executive Vice President and Chief Risk Officer. He is responsible for overseeing the Company's enterprise risk management program. Mr. Alexakos has over 25 years experience in the financial services industry. Prior to joining the Company, he served as a risk consultant with PricewaterhouseCoopers, LLP. Before this, Mr. Alexakos was a Director of Loan Review at BankBoston, a Supervisory Examiner at the Federal Reserve Bank of Boston and served in various capacities within CitiBank and City National Bank. Mr. Alexakos is a member of the Company's Senior Policy Group.
Margaret W. Chambers. Ms. Chambers is Executive Vice President, General Counsel and Corporate Secretary for the Company. She has over 25 years of experience in the legal arena focusing on financial services matters. She is responsible for overseeing the Company's operations from a legal perspective including merger and acquisition activities, divestitures, regulatory examinations, corporate governance, board materials and relations, regulatory filings, real estate, risk management and compliance, employment and insurance matters. Prior to joining the Company in January of 2002, Ms. Chambers served as Executive Vice President and General Counsel for Funds Distributor, Inc., a Boston Institutional Group company. Before joining Funds Distributor, she served as Vice President and Assistant General Counsel at the investment management firm of Loomis, Sayles & Company, L.P. Prior to her position with Loomis, she was an associate with the law firm of Ropes & Gray focusing on securities regulatory matters, including investment company, investment advisory, broker-dealer, and securities offering matters. Ms. Chambers serves on the Board of Directors of Davidson Trust Company and KLS Professional Advisors Group, LLC, both of which are affiliates of the Company. Ms. Chambers is a member of the Company's Senior Policy Group.
James D. Dawson. Mr. Dawson joined the Company in February 2008 and served as the Managing Director - West Coast Private Banking and interim CEO of Borel Private Bank & Trust Company until December 2010. Mr, Dawson is currently the executive in charge of overseeing the recently announced consolidation of the Company's private banking business. Prior to joining the Company, he served as President and Chief Operating Officer of Boston Private Bank & Trust Company. Mr. Dawson joined Boston Private Bank & Trust Company in July 1996. Prior to joining Boston Private Bank & Trust Company, Mr. Dawson was the Senior Lending Officer and a member of the Senior Management Committee of Andover Bank, a community bank with over $1 billion in assets. Earlier in his career, he spent 16 years with Shawmut Bank, where he was a District Vice President. Mr. Dawson is also Past President of the New England Chapter of the Risk Management Association (formerly Robert Morris Associates). Mr. Dawson is a member of the Company's Senior Policy Group.
Martha T. Higgins. Ms. Higgins joined the Company in January 2008 as Executive Vice President, Director-Human Capital Resources. She is responsible for enterprise-wide human capital initiatives and serves as an advisor to senior management and to the Company's affiliate partners on human capital strategy, workforce planning and overall workforce effectiveness. In addition, she supports the Company's Board Compensation Committee and is a member of the Company's Senior Policy Group. Prior to joining the Company, Ms. Higgins was a Senior Consultant at W.T. Haigh & Company, an executive compensation and human resources consulting firm in Cambridge, Massachusetts, which serves as independent advisor to the Company's Compensation Committee. She has over 20 years of experience working in the financial services industry. Ms. Higgins started her career at The Boston Company and also worked for Fidelity Investments as a Senior Compensation Consultant.
David J. Kaye. Mr. Kaye joined the Company in July 2007 as Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Kaye served as Senior Vice President and Chief Financial Officer for Columbia Management, Bank of America's asset management organization. He led a team of finance professionals with responsibility for all financial reporting for the organization and served as a strategic advisor to the group's President. Prior to that position, Mr. Kaye was the Chief Financial Officer of Bank of America's Private Bank. Previously, Mr. Kaye was the Vice President and Controller for Goldman Sachs Asset Management, heading a team that performed all financial reporting functions for the division. Earlier in his career, he held several finance positions at Lehman Brothers, and was a consultant with Coopers & Lybrand Consulting. He is a Certified Management Accountant (CMA). Mr. Kaye is a member of the Company's Senior Policy Group and serves on the Board of Directors of Davidson Trust Company, Bingham, Osborn & Scarborough, LLC, and Anchor Capital Holdings, LLC, all of which are affiliates of the Company.
Mark D. Thompson. Mr. Thompson has been Chief Executive Officer of the Company's Private Banking Group and a member of the Company's Senior Policy Group since September 2010. In this role, Mr. Thompson is responsible for the overall performance of the Company's private banks. Mr. Thompson is also chief executive officer and president, and a member of the Board of Directors and Executive Committee, of Boston Private Bank & Trust Company. He joined Boston Private Bank & Trust Company in 1994 and served as executive vice president and treasurer from 1994-2001, president from 2001-2003 and Chief Executive Officer from 2003 to the present. Prior to joining Boston Private Bank & Trust Company, Mr. Thompson was an Executive Vice President and founding officer of Wainwright Bank & Trust Company and was vice president, Private Banking at Boston Safe Deposit & Trust Company. Mr. Thompson is also a director of First Private Bank & Trust and Borel Private Bank & Trust Company each of which are affiliates of the Company.
For biographical information regarding Clayton G. Deutsch see "Information Regarding Directors."

TARP-Related Actions
Effective November 21, 2008, the Company became a participant in the Capital Purchase Program pursuant to the United States Department of the Treasury's Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”). The Company repaid all obligations under TARP to the United States Department of the Treasury (“Treasury”) on June 16, 2010. Under EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and expanded and clarified by an Interim Final Rule, effective June 15, 2009 (the “Rule”) promulgated by Treasury, the Company was required to comply with certain limitations and restrictions concerning executive compensation through the date that it repaid all TARP funds to Treasury (i.e., through June 16, 2010, such period referred to as the “TARP Period”) and certain of these restrictions continue to apply in some respects following such repayment. These executive compensation restrictions and limitations generally applied to the Company's “senior executive officers” (“SEOs”) and up to 20 of the Company's and its subsidiaries' “most highly paid employees.” For the 2010 fiscal year, the Company's SEOs were the Company's “named executive officers” identified in the 2009 Proxy Statement (and discussed under “Compensation Discussion and Analysis” in such Proxy Statement) and the 20 “most highly compensated employees” of the Company and its subsidiaries were the employees whose annual compensation was the highest among all of the Company's and its subsidiaries' employees, determined in accordance with the provisions of the Rule.
The executive compensation restrictions and requirements applicable to the Company under TARP, and the Company's actions intended to comply with these restrictions and requirements during the 2010 fiscal year, are described below:
Bonus Limitation. Pursuant to ARRA and the Rule, the Company and its subsidiaries could not pay or accrue any bonus, retention award or incentive compensation to any of the top five most highly compensated employees of the Company and its subsidiaries through the conclusion of the TARP Period. For the 2010 fiscal year, the Company determined that Mr. Vaill, Mr. Thompson, Mr. Pressey, Mr. Cromarty and Mr. Dawson were subject to this limitation. The Company did not make or accrue payments in violation of this limitation during the relevant period.
The Rule permits individuals subject to this restriction to receive awards of “long-term restricted stock” that meet certain criteria set forth in the Rule. Pursuant to this exception, the Company granted restricted stock intended to qualify as “long-term restricted stock” under the Rule to Mr. Vaill, Mr. Pressey, Mr. Cromarty and Mr. Dawson on May 14, 2010 and discussed further under "Compensation Discussion and Analysis." The Rule also permits the Company to accrue bonuses to subject employees for (i) periods prior to June 14, 2009 (the date prior to the effective date of the Rule), or (ii) with respect to a period that this restriction did not apply to the employee, to be paid at such time as the limitation on accrual or payment of bonuses is no longer applicable to such individual.
In this regard, the Company accrued a bonus on behalf of Mr. Vaill in the amount of $350,000 for the period between January 1 and June 14, 2009, which was paid to Mr. Vaill on June 21, 2010, and the Company accrued bonuses with respect to the 2009 fiscal year for Mr. Pressey, Mr. Cromarty and Mr. Dawson, which were paid to such executives on June 21, 2010. These bonuses with respect to 2009 are disclosed in the Summary Compensation Table on pages 27-28 of this Proxy Statement. Additionally, each subject executive entered into a waiver agreement acknowledging this limitation.
Limit on Tax Deduction. The EESA added a new Section 162(m)(5) to the Internal Revenue Code of 1986, as amended, which reduces the tax deduction for compensation paid to SEOs of TARP participant institutions from $1 million to $500,000 per year. The Company also contractually agreed to abide by this provision. For purposes of the $500,000 deduction limit, all executive compensation is subject to the deductibility cap, including performance-based compensation that was previously excluded from the cap under Section 162(m) of the Code. This limitation on deductibility will not affect the SEOs' receipt of compensation under the existing compensation arrangements, but creates an increase in the Company's tax liability. Each of the Company's SEOs has also entered into waiver agreements acknowledging this limitation.
Claw-back Requirement. Under the Rule, the Company was required to “claw-back,” or recover, any bonus or incentive compensation paid to an SEO or any of the next 20 most highly compensated employees of the Company or its subsidiaries that is based on materially inaccurate financial statements or any other material inaccurate performance metric criteria. Payments made to subject individuals during the TARP Period will also continue to be subject to this claw-back requirement. The SEOs and relevant most highly compensated employees discussed in this Proxy Statement entered into waiver agreements acknowledging this requirement. To date, the Company and its subsidiaries have not identified any bonus payments to subject individuals based on materially inaccurate financial statements or other materially inaccurate performance metric criteria that would be subject to claw-back under TARP.
Golden Parachute Restriction. The Rule further prohibited the Company from paying any “golden parachute” to an SEO or any of the next five most highly compensated employees of the Company and its subsidiaries, so long as the Company was a TARP recipient. The Rule defines the term “golden parachute” broadly to encompass any severance payments or payments due to a change in control. The Company's SEOs and relevant most highly compensated employees discussed in this Proxy Statement entered into waiver agreements with the Company acknowledging this restriction. To date, the Company has not paid any golden parachute payment to any individual subject to this restriction.
Prohibition on Gross-up Payment. Under the Rule, the Company and its subsidiaries were prohibited from paying any "gross-up" to its SEOs and any of the next 20 most highly compensated employees of the Company or its subsidiaries through June 16, 2010. The Rule defines the term “gross-up” broadly to include most reimbursements for taxes owed with respect to any compensation. Again, SEOs and the relevant most highly compensated employees discussed in this Proxy Statement have entered into waiver agreements acknowledging this prohibition and the Company has received certifications from all affiliates impacted by the restrictions in 2010, that gross-up payments were not made during the relevant period. The Company continues to be prohibited from paying any gross-up to a subject individual if the right to the gross-up payment arose during the period the individual was subject to this restriction. The "Compensation Discussion and Analysis" of this Proxy Statement identifies each SEO compensation plan.
Risk Review and Analysis. Pursuant to TARP, the Compensation Committee was required to discuss, evaluate and review with the Company's Chief Risk Officer, at least semi-annually during the relevant TARP Period, (1) the SEO compensation plans to ensure that such plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company, (2) employee compensation plans in light of the risks posed to the Company by such plans and how to limit these risks, and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. SEO Compensation Plans are identified in the "Compensation Discussion and Analysis." The Compensation Committee must also certify within the Compensation Committee Report included in its annual Proxy Statement and will certify to Treasury that it has performed the review described above with the Company's Chief Risk Officer.
On January 26, 2010, the Compensation Committee met with the Company's Chief Risk Officer and Director of Human Capital Resources to complete its risk review of employee compensation plans including employee compensation plans of the Company's subsidiaries. The focus of its review was on incentive compensation plans (as opposed to base salary plans or standard benefit arrangements), as the Company believes that incentive compensation arrangements have the greatest potential to encourage inappropriate risk-taking, and/or encourage the manipulation of earnings to enhance compensation. The Company also believes that its base salary and benefit arrangements are generally reasonable (i.e., not excessive) and appropriate to the covered positions considering the Company's compensation philosophy and industry and regional differences.
The components of each plan were evaluated using the following risk categories: acceptable to low risk, moderate level of risk, and significant risk/potential for material adverse impact. In summary, the majority of the Company's incentive compensation plans were rated in the “acceptable to low risk category.” Any “moderate level of risk” concern areas were considered immaterial and the Company believes appropriate mitigants are in place to minimize the risk for permitting unnecessary and inappropriate risk-taking or encouraging the manipulation of earnings to enhance compensation.
Such mitigants include the addition of mechanisms to claw-back compensation, enhanced governance processes for compensation reviews and the on-going monitoring of employee compensation (that may trigger automatic individual or plan reviews). In addition, steps have been taken, and there are continuing efforts to implement, additional mitigants, such as expanding discretion over formulaic incentive plans, synchronizing the timing of payment under all employee plans, segregating decision making authority under certain compensation plans, and ensuring adequate internal controls through periodic reviews of all plans.
At the request of the Compensation Committee, the Company's human resources staff conducted an organization-wide (including all applicable affiliates) inventory of all existing and proposed compensation plans and programs and has compiled other material data with respect to each such compensation plan and program.
The Compensation Committee believes that the balance of base compensation (intended to approximate one-third of total compensation), variable annual incentive bonuses determined based on Company and individual performance (intended to approximate one-third of total compensation) and long-term equity incentive compensation (intended to approximate the final one-third of total compensation) is weighted such that excessive or unnecessary risk taking will not be encouraged by the variable elements of compensation and that the long-term equity components of compensation will encourage the Company's executives to focus on elements of the Company's performance that will influence long-term value creation and share price appreciation. The Company's certification required under TARP is set forth in the “Compensation Committee Report.”
Principal Executive Officer and Principal Financial Officer Certifications. The Principal Executive Officer and Principal Financial Officer Certifications required by EESA and the Rule were filed with the Company's Annual Report on Form 10-K on March 11, 2011. These certifications have also been provided to Treasury in accordance with the Rule.
Compensation Consultant Disclosure. As it has done in prior fiscal years, the Compensation Committee consulted with its independent consultant, W.T. Haigh & Company, during the 2010 fiscal year. Please see "Compensation Discussion and Analysis" for a discussion of other compensation guidance provided to the Compensation Committee by W.T. Haigh & Company.

Perquisite Disclosure. With respect to each SEO and any employee subject to the limitation on bonus payments discussed above, the Company was required annually to disclose perquisites with a total value in excess of $25,000, including a description of the amount and nature of the perquisite, the name of the recipient and a justification for offering each perquisite. The Company intends to make this disclosure with respect to the relevant portion of the 2010 fiscal year to Treasury and its primary regulatory agency within the time required under the Rule. Perquisites paid to the Company's named executive officers during the 2010 fiscal year are discussed in the footnotes to the Summary Compensation Table on pages 27-28 of this Proxy Statement.
Luxury Expenditure Policy. As a TARP recipient, the Company was required to adopt and maintain an excessive or luxury expenditure policy, provide a copy of this policy to Treasury and the Company's primary regulatory authority and post the text of this policy on its website. The Company adopted an excessive or luxury expenditure policy on September 11, 2009, provided the policy to all relevant regulators and has made the policy available in the Corporate Governance section of its website at www.bostonprivate.com. Although the Company is no longer a TARP recipient, it has determined at this time to maintain this policy on an ongoing basis.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Discussion and Analysis ("CD&A") describes the Company's executive compensation philosophy, programs and policies for 2010, and certain elements of the 2011 program. The CD&A includes analysis explaining how the Compensation Committee of the Company's Board of Directors (the “Committee”) determined 2010 compensation for the Company's executives, including the persons identified as Named Executive Officers (“NEOs”) in this Proxy Statement.
All compensation actions taken in 2010 and recommended for 2011 reflect the Company's commitment to stockholder-aligned governance and compensation arrangements. The compensation philosophy and related actions are intended to reflect Committee and Board commitment to reward sustained, long-term performance and creation of satisfactory returns for stockholders.
This CD&A describes the Company's executive compensation programs and policies, but the following is a brief summary of major Committee and Board initiatives for 2010 and 2011.

•	During 2010, the Board appointed a new Chief Executive Officer ("CEO") and President, Clayton G. Deutsch, effective July 31, 2010.

•	Coincident with Mr. Deutsch's appointment, the Board separated the Chair and CEO roles, electing an independent, non-executive Chairman, Stephen M. Waters, and eliminating the role of Lead Director.

•	Mr. Deutsch's compensation and employment arrangements were structured to be stockholder-aligned. Key features include:

◦	Performance-weighted cash and equity awards; and

◦	Significant equity weight via a large initial investment in Company stock made by Mr. Deutsch and matched by an inducement grant of restricted stock.

•
As a TARP participant from November 21, 2008 until June 16, 2010, the Company believes it was in full compliance with all TARP-related compensation limits and restrictions. TARP compliance is and has been overseen by the Committee.

•	Finally, the Company's compensation programs and policies have been structured and refined to:

◦	Put increasing weight on performance-oriented compensation versus base salary, with greater weighting on long-term results

◦	Reward multi-year performance, and reward achievement of objectives intended to cover the Company's overall risk profile and restructure the Company for strong growth and profitability

◦	Increase emphasis on equity compensation and long-term stock ownership by executives, and increase required levels of equity ownership by senior executives

◦	Eliminate gross-ups

◦	Create clear, transparent and well-balanced performance triggers to reward:

▪	Appropriate risk-taking,

▪	Improvements in return on equity ("ROE"),

▪	Strong risk-adjusted earnings, and

▪	Achievement of strategic objectives agreed upon with the Board.
2010 Leadership Transitions
The Company experienced a number of leadership transitions in 2010 in support of its long-term re-building strategy:
1.     CEO Transition:

▪	Clayton G. Deutsch was appointed CEO and President of the Company, effective July 31, 2010.

▪	Timothy L. Vaill, the Company's former Chairman of the Board and CEO, retired from the Company effective September 4, 2010.
2.     Chairman and CEO Roles Split; New Non-Executive Chairman Role replaces Lead Director Role:

▪
The Board voted to separate the roles of Chairman and CEO effective August 1, 2010. Stephen M. Waters was elected by the Board of Directors to serve as the Company's Non Executive Chairman of the Board and the Lead Director role was eliminated.

3.     Executive Officer Changes:

▪
Mark D. Thompson was appointed CEO of the Private Banking Group and also became an executive officer of the Company on September 9, 2010. Mr. Thompson retains his role as CEO and President of Boston Private Bank & Trust Company.

▪
James D. Dawson, Executive Vice President, was appointed the Interim CEO of Borel Private Bank & Trust Company effective October 15, 2010 until December 13, 2010, when the permanent replacement CEO was announced. Mr. Dawson is currently the Company's Executive Vice President and Senior Integration Executive responsible for the Company's Program Management Office and in charge of leading the Private Banking Group's bank integration initiative.

▪	Walter M. Pressey, the Company's former Vice Chairman and President, retired as President effective July 31, 2010 and retired from the Company and the Company's Board effective October 15, 2010.

▪	J. H. Cromarty, the Company's former Executive Vice President and CEO of the Investment Management and Wealth Advisory Groups, stepped down from the Company effective October 15, 2010.
As a result of the leadership transitions outlined above, the compensation and related information with respect to a total of eight current and former senior executives of the Company is discussed below.
Given the number of executive transitions in 2010, as well as the Company's objective to attract and retain top talent in challenging financial markets, the Company is relying primarily on the internal judgment of the Committee for performance and compensation benchmarking using a balanced assessment of financial and non-financial goals. These goals are grounded in an effort to return the Company to sustained, long-term profitability and future growth. As a result, the Committee is placing less emphasis and expending fewer resources on total compensation market benchmarking during this transition.
Executive Compensation Program Objectives
The Company's executive compensation program is intended to meet the following primary objectives:

▪
Attract, motivate and retain high caliber executives over the long-term by providing total compensation opportunities that are competitive when compared to companies with similar business and performance profiles;

▪	Closely tie actual total compensation earned to both financial and strategic performance; and

▪	Align the interests of executives with those of stockholders through a substantial equity compensation component and executive stock ownership requirements.
Mix of Target Compensation
The Company's direct compensation components (base salary, annual incentives and equity incentives) continue to emphasize performance-based, variable pay in its compensation mix. For example, annual incentives can range from 0% of target awards up to 200% of target awards tied to performance that is typically measured over one year (although set within the context of a three year performance horizon). The equity incentives consist of a combination of time-based restricted stock and performance-based restricted stock (or "performance shares") which must be earned and which are tied to three-year, forward-looking metrics. The Company's overall executive compensation mix is targeted to approximate one-third base salary and two-third incentives (annual and equity incentives), and the Company will be continuing to evolve this mix more heavily to equity incentives as the incentive plan parameters permit.
Total Compensation Market Benchmarking and Peer Group
Periodically the Company asks its independent consultant, W.T. Haigh & Company, to conduct market compensation reviews for its NEOs. Given that several of the Company’s NEOs were subject to TARP restrictions in 2010 and that most peer banks were also in a distressed condition, no comprehensive market study was conducted in 2010.
The Committee approved an updated, bank-only peer group on October 26, 2010 to be used for future market comparisons in 2011. The new peer group, listed below, includes 17 banks of similar asset and revenue size, revenue mix and business orientation. The Company eliminated the asset management companies that had been included in previous years, as the Company has divested five of its investment management/wealth advisory firms over the past two years.

Bryn Mawr Bank Corporation	PacWest
Bank of Hawaii Corporation	PrivateBancorp, Inc.
Cullen/Frost Bankers, Inc.	Signature Bank
CoBiz Financial Inc.	SVB Financial Group
City National Corporation	Susquehanna Bancshares, Inc.
Fulton Financial Corporation	Washington Trust Bancorp, Inc.
Independent Bank Corp.	Webster Financial Corporation
MB Financial, Inc.	Wintrust Financial Corporation
National Penn Bancshares, Inc.
This peer group will be used as one market frame of reference for future compensation comparisons. In addition, W.T. Haigh & Company will provide other relevant market reference points such as broader financial services and general industry compensation survey data covering companies of similar size to augment this peer group data.
In 2010, no comprehensive market studies were conducted for the Company’s NEOs. However, general market data for banks and broader financial services companies of similar size were provided by W.T. Haigh & Company as a market frame of reference in reviewing the compensation package for the new CEO.
Actual compensation positioning versus market will vary year-to-year based on overall Company performance, individual contributions and cost considerations. For 2010, as was the case in 2009, compensation actions for several of the Company’s NEOs were subject to TARP restrictions and market comparisons were not used as a primary factor in determining compensation levels. Instead, the Committee relied more heavily on the pre-set performance goals that were established under the Company’s performance-based incentive plans subject to TARP restrictions.
2010 Incentive Compensation Actions and Performance Highlights
Annual Incentives:
In the context of the challenges facing the Company, the Board and Committee established a framework for compensation actions in 2010 that weighted both financial and strategic goals important to the Company's return to profitability and sustainable growth. The framework goals were:

•	Financial (50% total weighting):

Fifty percent of total incentives were based on the achievement of financial goals. The metrics for the financial component of the compensation framework were:

◦	50% (25% of total target incentives) tied to 2010 GAAP earnings per share ("EPS") performance versus budgeted goal (goal: $.20-$.24/share).
Result: The Company experienced a loss and therefore no bonus was earned for this component.

◦	25% (12.5% of total target incentives) tied to GAAP EPS growth relative to peer companies (goal: peer group median).
Result: The Company's GAAP EPS growth relative to peers was in the middle of the peers based on analysis through the first three quarters of 2010. However, the Company experienced an absolute GAAP EPS loss and therefore no bonus was earned for this component.

◦	25% (12.5% of target incentives) tied to ROE relative to peer companies (goal: peer group median).
Result: The Company had a negative ROE and therefore no bonus was earned for this component.

•	Strategic (50% total weighting):
50% of the annual incentive funding was based on strategic performance in four strategic categories (performance was not weighted - subjective assessment used by Committee to assess relative importance and impact of each category):

1.	Capital Structure

2.	Risk Management

3.	Growth Initiatives

4.	Private Banking Initiatives
Result: Based on an assessment of the Company's strategic performance by the Committee, strategic performance was determined to be 100% of target.
The key areas of strategic performance assessed by the Committee and considered relevant and important to this analysis were:

▪	Strengthened balance sheet, capital structure and liquidity position (including repayment of TARP, improved capital ratios and successful equity raise).

▪
Greatly enhanced enterprise-wide risk management program with progress improvements seen in all of the Company's key risk areas with heightened focus on credit trending and analytics. In addition, the Company's overall enterprise-wide risk management program was strengthened to promote a more focused, forward-looking and quantitative approach to risk management in terms of risk identification, risk appetite parameters, risk policy, analysis and reporting.

▪
Made progress against key earnings and growth initiatives, including the reshaping of the Company's strategy which culminated in the January 2011 announcement of the Company's intent to consolidate its four banks under one bank charter.

Management, with the Committee's consent, selected each of the strategic categories to align executive behaviors with the critical strategic priorities that were approved by the Board as part of the Company's 2010 Strategic Plan. These goals are long-term in nature and were selected to drive long-term profitability and financial strength. Based on a comprehensive review by the Committee with input from the full Board, it was determined that the Company made significant progress in all four strategic categories.
Executive Stock Ownership and Share Retention Guidelines

▪	The Company implemented stock ownership guidelines in July 2008 and revised these guidelines in October 2010.

▪	The guidelines are expressed as the lesser of a multiple of the executive's base salary or a fixed number of shares, and are measured periodically.

▪	Ownership guideline multiples are five times base salary for the CEO and two to three times base salary for other NEO positions.

▪	In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

▪
Based on the beneficial ownership calculation as reported in this Proxy Statement, as of December 31, 2010, the CEO owned 0.78% and other NEOs (excluding former executive officers) as a group owned 1.01% of the Company's common stock.

▪	The Company and Committee intend to review executive officer stock holdings annually.
Incentive Payment Claw-backs

▪	The Company continues to have incentive claw-back provisions in its executive incentive plans that call for the repayment of bonuses in the event of material financial misstatements.
Executive Benefits and Perquisites

▪
The NEOs are entitled to a flexible benefit amount to be used for financial services, long-term care and other wellness benefits that enable the executives to better manage and balance their personal lives given the amount of time spent at work.

▪	The flexible amount is a fixed maximum annual benefit ranging from $65,000 for the CEO to $20,000 to $50,000 for other NEOs.

▪	The Company eliminated all gross-up payments for its executive officers in 2010.

▪
Through September 4, 2010, the Company maintained a Supplemental Executive Retirement Plan (“SERP”) for Mr. Vaill, which fully vested upon Mr. Vaill's retirement. The Company currently does not, nor does it intend to, offer SERP benefits to any of its NEOs.

Executive Severance and Change in Control Agreements
To maintain management continuity in the event of a change in control of the Company, the Company (and in the case of Mr. Thompson, its subsidiary Boston Private Bank & Trust Company) has change in control agreements with all of the Company's NEOs, with the exception of Mr. Deutsch.

▪
The Company's change in control agreements provide a severance payment equal to 2.5 - 2.99 times an executive's annual cash compensation as defined in the agreements, a pro-rated bonus for the year in which the change in control occurs and accelerated vesting of unvested and outstanding equity awards.

▪
All of the Company's change in control arrangements are “double trigger” arrangements (i.e., benefits are paid in the event that there is both a change in control and certain triggering events, for example elimination of the executive's position, as defined in the agreements) and limit payments so that no payments can be deemed to be “parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") and no excise tax gross-ups are provided. The one exception to the “double trigger” is the equity acceleration in prior grants. The terms of future grants will require a double trigger for equity acceleration.

▪
Given the Company's intention to review all of its executive change in control agreements in 2011, Mr. Deutsch was given separate severance protection at 2.0 times his annual cash compensation in the event his employment is terminated by the Company without "cause" or by Mr. Deutsch for "good reason" (each as defined in his employment agreement) as part of his employment agreement with the Company and in lieu of a change in control agreement.

▪	Upon the retirement of Mr. Pressey and separation of service of Mr. Cromarty, the Company entered into certain retirement and consulting agreements that are described in more detail below.
Role of Compensation Committee, Outside Advisors and Management in Compensation Decisions
The Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Committee approves all compensation actions with respect to the Company's CEO, and recommends to the Board of Directors that the Board of Directors also approve such compensation actions. The Committee approves all compensation actions for the Company's other executive officers after reviewing the recommendations of the CEO. The Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers and for the past several years has retained W. T. Haigh & Company, a compensation consulting firm in Cambridge, Massachusetts, to conduct independent studies and provide objective advice on executive and director compensation. W. T Haigh & Company's primary role with the Company is as independent adviser to the Committee on executive compensation matters. In 2010, W.T. Haigh & Company played a significant advisory role with respect to structuring of compensation for the new CEO and plays an ongoing role in supporting the Compensation Committee in executive compensation matters. From time to time, W.T. Haigh & Company works directly with management with the consent of the Committee. However, total fees paid for advisory work to management are well under $120,000 on an annual basis.
The Company also retains Goodwin Procter LLP for legal and advisory services on executive compensation matters, including the drafting of legal plan documents, and Towers Watson for all actuarial work related to the former CEO's SERP. The Company may use other firms from time to time in the normal course of business.
Principles for Setting Compensation Levels
The factors considered by the Company in setting executive compensation levels are:

1.	Performance (short-term and long-term results against pre-established targets/goals and in relation to results of peer companies).

2.	Risk analysis (whether compensation encourages executives to take excessive or appropriate risk).

3.	Alignment with stockholder value creation.

4.	Retention of its executive team.

5.	Overall cost (relative to budget and what the Company can afford).

6.	Internal relationships/relative value of positions.

7.	Market competitiveness (market benchmarking against a defined peer group and the general industry).

8.	Regulatory constraints and guidelines (for example, the TARP requirements).
The Company believes that the aggregate total compensation as reported in the Summary Compensation Table for its NEOs is reasonable and fair based on the above factors. Specifically:

▪	NEO compensation is tied to, and varies with, the overall performance of the Company.

▪	In addition, the equity grants made in 2009 and 2010 include a significant performance share component tied to achieving forward-looking three-year financial targets.

▪	NEO compensation is within the Company's established financial plan. Specifically, 2010 NEO compensation was below budget, consistent with the Company's financial performance.

▪
Total direct compensation for the Company's NEOs as a group is competitive based on historical market benchmarking. However, in recent years the Company has relied less on formal market benchmarking for determining its compensation actions, and more on the judgments of the Committee to respond to challenging market and business conditions, and to consider progress against key strategic initiatives that it believes are necessary for returning the Company to long-term, sustained profitability and growth.

Base Salary
The Committee reviews the base salaries of its NEOs each year with any salary increases taking effect on January 1. Salary increases are generally based on the executive's performance within specific areas of accountability, external market competitiveness and internal budget considerations.
The salary actions and/or increases in 2010 reflect the following considerations:

▪	Mr. Deutsch's base salary was negotiated at the time of his hire as part of his overall total compensation package.

▪
For Messrs Vaill, Pressey, Cromarty, and Dawson and Ms. Chambers, increases generally reflect general merit, industry trends, and the fact that there were no salary increases in 2009. Mr. Dawson was the only 2009 NEO to receive an increase in 2009.

▪	Mr. Kaye's increase reflects retention considerations, his ongoing contributions to the Company and the critical impact of the CFO role within the Company's turn-around and strategic direction.

▪
Mr. Thompson's increase, set forth in the table below, reflects competitive and retention considerations, the evolving role of Mr. Thompson as CEO of the Private Banking Group, the significant performance contributions of Boston Private Bank & Trust Company to the overall results of the Company, as well as an approved change in Mr. Thompson's overall compensation mix (i.e., base salary versus annual bonus).

None of the Company's NEOs received salary increases for the 2011 calendar year.
The table below presents actual and projected annualized salaries for the Company's NEOs in 2009, 2010 and 2011.

ANNUALIZED SALARIES AS OF YEAR END

Executive	2009 Actual	2010 Actual	2011 Projected	2010 % Increase	2011 % Increase
C. Deutsch	n/a	$675,000	$675,000	n/a	—%
T. Vaill (1)	$650,000	n/a	n/a	n/a	n/a
D. Kaye	325,000	375,000	375,000	15.4%	—%
M. Thompson	425,000	730,000	730,000	71.8%	—%
J. Dawson	437,500	450,000	450,000	2.9%	—%
M. Chambers	350,000	360,000	360,000	2.9%	—%
W. Pressey (1)	475,000	n/a	n/a	n/a	n/a
J. Cromarty (1)	390,000	n/a	n/a	n/a	n/a
(1)     Mr. Vaill, Mr. Pressey and Mr. Cromarty were all separated from the Company as of December 31, 2010. However, Mr. Vaill, Mr. Pressey and Mr. Cromarty did receive annual increases over their 2009 year-end salaries effective January 1, 2010 of 2%, 2.1% and 2.6%, respectively.
Annual Incentive (see also “2010 Incentive Compensation Actions and Performance Highlights” above)
The Committee established an annual incentive target for each NEO (other than Mr. Deutsch) for 2010, generally stated as a percent of base salary. Incentive target levels are based on each executive's role, organization level, impact on annual performance and competitive considerations. Executives can earn from 0% up to 200% of target based on performance against pre-defined metrics. Mr. Deutsch's annual incentive target was negotiated at the time of his hire as part of his overall compensation package to be 125% of his base salary. The targets are reviewed annually by the Committee and are determined based on the targeted mix and total compensation for each executive. In 2010, the Committee approved a performance-based annual incentive framework which included financial and strategic metrics to ensure appropriate alignment with the Company's key business priorities for 2010. The details of this performance-based incentive framework, the associated financial and strategic metrics, the Company's achievement of these established financial performance metrics and the Committee's determination with respect to the strategic performance metrics were described above in "2010 Incentive Compensation Actions and Performance Highlights."
The following table outlines the annual incentive targets for 2010 (not prorated for length of employment during 2010 or reduced for any TARP restrictions) and the actual bonus received by each NEO:

TARGET AND ACTUAL BONUS DETAILS

Executive	Base Salary	Target Bonus % of Base Salary	Target Bonus	Minimum (0% of Target)	Maximum (200% of Target)	Actual Bonus (1)	Actual as % of Target
C. Deutsch (2)	$675,000	125%	$843,750	$—	$1,687,500	$180,000	21%
T. Vaill (3)	663,000	150%	994,500	—	1,989,000	109,000	11%
D. Kaye	375,000	100%	375,000	—	750,000	190,000	51%
M. Thompson (4)	730,000	n/a	n/a	n/a	n/a	530,000	n/a
J. Dawson (5)	450,000	125%	562,500	—	1,125,000	150,000	27%
M. Chambers	360,000	100%	360,000	—	720,000	180,000	50%
W. Pressey (6)	485,000	150%	727,500	—	1,455,000	120,600	17%
J. Cromarty (7)	400,000	125%	500,000	—	1,000,000	82,900	17%

(1)     Executive Officers (with the exception of Mr. Thompson) earned a bonus based on the strategic performance component of the bonus plan at 100% of target for this component. Executives earned no bonus for the financial performance component of the bonus plan.
(2)     Mr. Deutsch's bonus was earned for a partial year based on his employment date of July 31, 2010.
(3)     Mr. Vaill retired from the Company effective September 4, 2010 and received a pro-rated bonus based on his retirement date. Mr. Vaill was subject to TARP bonus restrictions in 2010 and as a result Mr. Vaill did not earn, and the Company could not accrue on Mr. Vaill's behalf, a bonus for the period from January 1, 2010 through June 16, 2010 while the Company was still subject to TARP restrictions.
(4)    Mr. Thompson did not have a pre-defined "target" for 2010 as Mr. Thompson was subject to the Boston Private Bank & Trust Company Bonus Plan. Mr. Thompson became an executive officer of the Company, effective September 9, 2010 and his bonus was based on the bonus plan in effect for Boston Private Bank & Trust Company. Mr. Thompson was subject to TARP bonus restrictions in 2010 and as a result Mr. Thompson did not earn, and the Company could not accrue on Mr. Thompson's behalf, a bonus for the period from January 1, 2010 through June 16, 2010 while the Company was still subject to TARP restrictions.
(5)    Mr. Dawson was subject to TARP bonus restrictions in 2010 and as a result Mr. Dawson did not earn, and the Company could not accrue on Mr. Dawson's behalf, a bonus for the period from January 1, 2010 through June 16, 2010 while the Company was still subject to TARP restrictions.
(6)    Mr. Pressey retired from the Company effective October 15, 2010 and received a pro-rated bonus based on his retirement date. Mr. Pressey was subject to TARP bonus restrictions in 2010 and as a result Mr. Pressey did not earn, and the Company could not accrue on Mr. Pressey's behalf, a bonus for the period from January 1, 2010 through June 16, 2010 while the Company was still subject to TARP restrictions.
(7)    Mr. Cromarty stepped down from the Company effective October 15, 2010 and received a pro-rated bonus based on his separation date. Mr. Cromarty was subject to TARP bonus restrictions in 2010 and as a result Mr. Cromarty did not earn, and the Company could not accrue on Mr. Cromarty's behalf, a bonus for the period from January 1, 2010 through June 16, 2010 while the Company was still subject to TARP restrictions.
Equity-Based Long-Term Incentives

▪
For 2010, the Company again granted a combination of time-vested restricted stock (50% of approved equity incentive value) and performance shares (50% of approved equity incentive value) to its NEOs with the exception of Mr. Thompson who received all of his equity value in time-vested restricted stock.

▪	The time-vested restricted stock awards vest at the end of three years based on continued employment.

▪
The performance shares vest at the end of the three-year performance period ending on December 31, 2012 with the potential to earn 0%-150% of the target award based on performance relative to established GAAP EPS goals and a further +/- 20% adjustment (modifier) based on the Committee's consideration of other quantitative and qualitative factors discussed below for a maximum potential payout of 180% of the target award.

The Committee considers long-term equity-based compensation to be an integral part of the Company's compensation program. In 2010, the equity awards made to the Company's NEOs consisted of time-vested restricted stock and performance shares provided for under the Company's 2009 Stock Option and Incentive Plan.
The total long-term incentive award values set forth below were approved by the Committee on April 27, 2010. For 2010, approximately 50% of the grant date fair value of the award was delivered in time-vested restricted stock and 50% of the grant date fair value of the award was delivered in performance shares. The approved values were converted to a fixed number of restricted shares and performance shares using the daily average stock price for the previous 12 months from April 15, 2009 through April 15, 2010 of $5.74 per share (conversion price determined one month prior to the approved grant date of May 14, 2010). This methodology is used to provide an equity award that considers the share price of the Company over the prior 12 months performance period, as opposed to a single trading day. Once the number of shares was determined and approved by the Committee, the shares were granted at the closing price ($7.94) on May 14, 2010, the approved grant date. Awards were determined based on each executive's performance, criticality of position and TARP limitations to the extent relevant. Mr. Thompson was not eligible for performance share awards in 2010.
The time-vesting restricted shares will vest in full three years from the date of grant subject to the executive's continued employment through the vesting date. The performance shares vest based on the Company's performance for the January 1, 2010 to December 31, 2012 period following the conclusion of such performance period with 0-150% (0-180% with +/-20% adjustment described below) of the shares earned tied to the Company's achievement in the following metrics:

1.	Primary Metric: Three-year compounded annual GAAP EPS growth versus internal three-year goal.

2.	Secondary Metrics: The Committee may adjust the total shares earned based on the primary GAAP EPS metric by +/- 20% based on the following secondary performance considerations:

◦	Three-year ROE improvement

◦	Strategic execution

◦	Other quantitative and qualitative factors.
The 2010 GAAP EPS goal was selected as the primary metric to promote attainment of three year EPS growth targets.
It is anticipated that performance shares will be granted each year to the Company's NEOs with the metrics for each performance share award determined by the Committee in the first quarter of each calendar year and established for the applicable three-year period. The Company is currently reviewing whether GAAP EPS or other metrics should be used for the 2011 performance share awards.
A key component of Mr. Deutsch's compensation package included an employment inducement grant with a grant date value of $2 million (302,572 shares). This grant enhances the Company's ability to retain Mr. Deutsch longer-term by vesting the shares in three equal installments on each of the third, fourth and fifth anniversaries of the grant date. Additionally, it provides a significant incentive to Mr. Deutsch to make a substantial direct investment in the Company. The terms of the award stipulate that the grant will be forfeited if Mr. Deutsch does not purchase an equivalent number of shares of Company stock before the second anniversary of his hire date and hold such stock through certain vesting dates. As of December 31, 2010, only five months after Mr. Deutsch's hire date, Mr. Deutsch had satisfied close to 100% of this $2 million purchase requirement.

▪	In connection with Mr. Deutsch's commencement of employment, he was granted the following additional grants:

Time-Vested Restricted Stock	# Performance Shares 2010-2012 Cycle		# Performance Shares 2009-2011 Cycle		Actual Aggregate Fair Value of Grant on Date of Grant
76,589	76,589	*	76,589	*	$1,518,760
*Reduced to pro-rated amounts in December 2010 based on Mr. Deutsch's hire date and the remaining term for each three-year cycle (pro-rated to 61,774 and 36,231, respectively).
The time-vested restricted stock vests in five equal annual installments beginning July 31, 2011. The performance shares for both performance cycles were pro-rated based on the number of days Mr. Deutsch will be employed during each three-year performance cycle. Performance metrics for both cycles are based on the metrics previously approved by the Committee for both the 2009 and 2010 performance share grants.
Actual equity grants awarded to the Company's NEOs in 2010 are set forth in the table below:
GRANT DATE FAIR VALUE OF AWARDS

	2010 Awards
Executive	Grant Date	# Options (1)	Grant Date Fair Value	# Stock Awards		Grant Date Fair Value (2)
C. Deutsch	7/31/2010	—	$—	477,166	(3)	$3,154,067
T. Vaill	5/14/2010	—	—	57,753	(4)	458,559
D. Kaye	5/14/2010	—	—	52,264	(5)	414,976
M. Thompson	5/14/2010	—	—	55,749	(6)	442,647
J. Dawson	5/14/2010	—	—	39,198	(7)	311,232
M. Chambers	5/14/2010	—	—	47,038	(8)	373,482
W. Pressey	5/14/2010	—	—	42,247	(9)	335,441
J. Cromarty	5/14/2010	—	—	34,843	(10)	276,653

(1)    There were no options issued in 2010.
(2)    Based upon the closing prices on May 14, 2010 of $7.94 (for all executives with the exception of Mr. Deutsch) and July 30, 2010 of $6.61 for Mr. Deutsch.
(3)    This includes 98,005 performance shares which could, based on performance, result in the grant of up to 176,409 shares (and an increase in the grant date fair value of $518,250 using the original $6.61 price). Mr. Deutsch's original 2010 grant of performance shares was 153,178 which was pro-rated to 98,005 based on his hire date of July 31, 2010.
(4)     This includes 28,876 performance shares which could, based on performance, result in the grant of up to 51,977 shares (and an increase in the grant date fair value of $183,420 using the original $7.94 price). Mr. Vaill's 2010 grant of performance shares was pro-rated to 2,977 based on his September 4, 2010 retirement date, which resulted in his forfeiting 25,899 shares of the original 28,876 performance share award.
(5)     This includes 26,132 performance shares which could, based on performance, result in the grant of up to 47,038 shares (and an increase in the grant date fair value of $165,990 using the original $7.94 price).
(6)     This includes no performance shares. All of Mr. Thompson's shares issued in 2010 were time-based restricted stock.
(7)     This includes 19,599 performance shares which could, based on performance, result in the grant of up to 35,278 shares (and an increase in the grant date fair value of $124,493 using the original $7.94 price).
(8)     This includes 23,519 performance shares which could, based on performance, result in the grant of up to 42,334 shares (and an increase in the grant date fair value of $149,393 using the original $7.94 price).
(9)     This includes 21,124 performance shares which could, based on performance, result in the grant of up to 38,023 shares (and an increase in the grant date fair value of $134,180 using the original $7.94 price). Mr. Pressey's 2010 grant of performance shares was pro-rated to 2,968 based on his retirement date of October 15, 2010, which resulted in his forfeiting 18,156 shares of the original 21,124 performance share award.
(10)     This includes 17,422 performance shares which could, based on performance, result in the grant of up to 31,360 shares (and an increase in the grant date fair value of $110,665 using the original $7.94 price). Mr. Cromarty's 2010 grant of performance shares was pro-rated to 2,448 based on his October 15, 2010 separation date, which resulted in his forfeiting 14,974 shares of the original 17,422 performance share award.
Equity Grant Policy
The Company adopted an Equity Grant Policy in January 2007 to ensure that its equity granting practices are maintained in strict compliance with the Company's equity plans and policies and with all applicable laws, and specifically to prevent the backdating of any equity grant, or the manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. The policy became effective for equity grants made after March 31, 2007. The Company's policy is that equity grants occur on a pre-established day during each calendar quarter after the Company's financial results for the prior quarter have been publicly disclosed. Accordingly, the grant date for all equity grants is generally the 15th day of the month (or the last business day before the 15th day of the month) following the quarterly Board meeting. The four scheduled grant dates are established at the beginning of each calendar year. The grant date shall not precede the date the grant was authorized by the Committee, and the grant date for any new hire shall not precede the employee's date of hire. In addition, the policy provides that all awards and award terms are approved by the Committee in advance of the grant date; the Company's executives do not have the ability to select a grant date; and the option exercise price is the closing price of the underlying stock on the date of grant. The Committee made an exception to this policy in order to make the inducement stock grant and other restricted stock grants for Mr. Deutsch on July 31, 2010.
Executive Benefits
Certain executive benefits were provided as part of Mr. Vaill's employment agreement as follows: annual physical examination and any related medical testing, annual tax planning and tax preparation services, periodic estate planning and will preparation services and personal legal services. In addition, the Company provided Company-paid term life insurance with a gross death benefit of no less than $2,000,000 to cover the insurance premium related to a life insurance policy issued by MassMutual and owned by the Vaill Insurance Trust 1995 (Boston Private Bank & Trust Company, trustee). The value of all perquisites for 2010 through Mr. Vaill's retirement on September 4, 2010 was capped at $100,000.
All NEOs are entitled to a flexible benefit amount to be used for financial services, long-term care and other wellness benefits that enable the executives to better manage and balance their personal lives given the amount of time spent at work. The flexible amount is a fixed maximum annual benefit of $65,000 for the CEO and President, $50,000 for the former President, and $20,000 to $30,000 for other NEOs. NEOs are also eligible for an annual physical exam. The full value of all perquisites is reported as income to the individuals and, accordingly, is subject to tax. The Company eliminated all tax gross-up payments in 2010. The flexible benefit is not used for any type of personal luxury or entertainment expenditures.
All NEOs are also eligible for Company-sponsored benefit programs available broadly to Company employees, including healthcare and dental benefits, short-term and long-term disability, life insurance, the Company's 401(k) Profit Sharing Plan and the Company's Employee Stock Purchase Plan.
Due to the Company's participation in TARP, under the ARRA, on September 11, 2009, the Board of Directors adopted a Company-wide luxury expenditure policy. The Company's Excessive and Luxury Expenditure Policy is posted on the Company's website.

Compensation of the Company's Current CEO
Mr. Deutsch entered into an employment agreement with the Company on June 7, 2010 and assumed the position of CEO and President on July 31, 2010. The following outlines the key components of Mr. Deutsch's compensation with the Company:

▪	Base salary of $675,000

▪	Annual incentive target set at 125% of base salary ($843,750) with the opportunity to earn up to 200% of target

▪	Annual equity compensation with a target economic value set at 150% of base salary ($1,012,500)

▪	Employment inducement equity grant with an economic value at grant of $2,000,000 described above, that Mr. Deutsch may forfeit if he does not purchase an equal number of shares of stock

▪	Mr. Deutsch generally receives the same benefits as the Company's other NEOs

▪	Mr. Deutsch is entitled to severance compensation under certain conditions. Such severance compensation is described in more detail below.
Excluding Mr. Deutsch's new hire employment inducement equity grant (which the Committee considers to be separate from Mr. Deutsch's annual compensation), target total direct compensation is at essentially the same level for Mr. Deutsch as the Company's former Chairman and CEO, Mr. Vaill. The Company views the target total compensation as appropriate relative to other CEOs based on the market benchmarking done as part of the Company's CEO search process.
Former CEO Supplemental Executive Retirement Plan ("SERP")
The Company entered into a SERP Agreement in May 2001, which was subsequently amended in July 2004 and again in December 2008, as part of Mr. Vaill's employment agreement. The Company's decision to provide the SERP was based on Mr. Vaill's long tenure and significant contributions as CEO and the desire on the part of the Company to keep Mr. Vaill employed as CEO past what is defined as the "normal retirement" age for purposes of the Agreement. At his retirement, Mr. Vaill was eligible for an early retirement benefit equal to 88% of the normal retirement benefit. However, in connection with Mr. Vaill's retirement, the Committee recommended, and the Board approved, accelerated vesting of 100% of Mr. Vaill's SERP. This accelerated vesting increased the annual benefit under the SERP from $560,000 to $642,784. Mr. Vaill's SERP benefit is paid in monthly installments commencing with the calendar month following retirement; however, payment was delayed under the terms of the SERP to comply with Section 409A of the Code. The annual benefit payable to Mr. Vaill under the SERP is $642,784.
Executive Deferred Compensation Plan
The Company offers a deferred compensation plan that enables certain executives, including each of the Company's NEOs, to defer a portion of their income. The amounts deferred are excluded from the executive's taxable income and are not deductible by the Company until paid. The executives select from a limited number of mutual funds and the deferred amounts are increased or decreased to correspond to the changes in market value of these underlying hypothetical mutual fund investments. The increase in value is recognized as compensation expense. The Company maintains a rabbi trust with respect to these obligations.
Tax, Regulatory and Accounting Implications
The Company believes it is in compliance with respect to all tax, regulatory and accounting standards. Furthermore, the Committee will continue to review each element of compensation and take the appropriate steps to ensure tax deductibility to the extent permitted under applicable law (including the EESA and the ARRA) and to the extent this can be accomplished without sacrificing flexibility and other important objectives of the overall compensation program for its executives. As noted above, under TARP, the Company was prohibited from deducting compensation to NEOs to the extent compensation exceeds $500,000 while the Treasury had an interest in the Company, even if such compensation would qualify as “performance based.” Therefore, a portion of base salary, annual incentive bonus and long-term equity incentive paid or awarded to its NEOs during a year that the Company was subject to TARP may not be deductible. The Company is no longer participating in TARP.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

The Compensation Committee certifies that:
1.    it has reviewed with the Company's senior risk officer, the senior executive officer (SEO) compensation plans and as disclosed in "TARP-Related Actions - Risk Review and Analysis" has made all reasonable efforts to ensure that these plans do not encourage NEOs to take unnecessary risks that threaten the value of the Company;
2.    it has reviewed with the Company's senior risk officer, the employee compensation plans and has made all reasonable efforts to limit any unnecessary risk these plans pose to the Company; and
3.    it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage manipulation of reported earnings of the Company to enhance the compensation of any employee.
Submitted by the Compensation Committee of the Board:
Lynn Thompson Hoffman, Chair
Eugene S. Colangelo
Deborah F. Kuenstner
Stephen M. Waters

Executive Compensation Tables
The following tables and footnote disclosures set forth information concerning the compensation paid to or earned by the Company's NEOs, including the CEO, the former CEO, the Chief Financial Officer and the other five most highly compensated executive officers of the Company, who served in such capacities during 2010.
SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards Grant Date Fair Value ($)(6)		Option Awards Grant Date Fair Value ($)(19)	Non-Equity Incentive Plan Compensation ($)(20)	Change in Pension Value and NQ Deferred Compensation Earnings ($) (21)	All Other Compensation ($)(17)		Total ($)
Clayton G. Deutsch,	2010	$282,981	$—	$3,154,067	(7)	$—	$180,000	$—	$72,924	(22)	$3,689,972
CEO and President

Timothy L. Vaill, (1)	2010	$448,800	$—	$607,252	(8)	$—	$109,000	$2,084,038	$72,407	(23)	$3,321,497
Former Chairman and CEO	2009	$650,000	$—	$296,687	(9)	$—	$350,000	$617,005	$195,594	(23)	$2,109,286
	2008	$650,000	$—	$64,001		$125,082	$—	$886,347	$120,875	(23)	$1,846,305

David J. Kaye,	2010	$375,000	$33,333	$414,976	(10)	$—	$190,000	$—	$9,402	(24)	$1,022,711
Executive Vice President and Chief Financial Officer	2009	$325,000	$13,889	$126,660	(11)	$—	$225,000	$—	$8,295	(24)	$698,844
	2008	$325,000	$300,000	$119,865		$55,630	$—	$—	$7,922	(24)	$808,417

Mark D. Thompson, (2)	2010	$730,000	$—	$442,647		$—	$530,000	$—	$35,046	(25)	$1,737,693
CEO, BPFH Private Banking Group; President and CEO, BPBTC

James D. Dawson,	2010	$450,000	$36,111	$311,232	(12)	$—	$150,000	$—	$27,950	(26)	$975,293
Executive Vice President	2009	$412,885	$27,778	$151,014	(13)	$—	$350,000	$—	$21,267	(26)	$962,944
	2008	$387,500	$—	$140,054		$219,527	$—	$—	$8,478	(26)	$755,559

Margaret W. Chambers,	2010	$360,000	$33,333	$373,482	(14)	$—	$180,000	$—	$11,469	(27)	$958,284
Executive Vice President and General Counsel

Walter M. Pressey, (3)	2010	$384,269	$17,957	$633,810	(15)	$—	$120,600	$—	$734,993	(28)	$1,891,629
Former Vice Chairman and President	2009	$475,000	$41,667	$185,110	(16)	$—	$300,000	$—	$24,909	(28)	$1,026,686
	2008	$475,000	$—	$37,159		$82,719	$—	$—	$17,629	(28)	$612,507

J.H. Cromarty, (4)	2010	$316,923	$11,971	$364,984	(17)	$—	$82,900	$—	$200,002	(29)	$976,780
Former CEO - Investment Management and Wealth Advisory Groups and Executive Vice President	2009	$390,000	$27,778	$151,989	(18)	$—	$250,000	$—	$19,727	(29)	$839,494
	2008	$390,000	$—	$23,099		$62,983	$—	$—	$19,339	(29)	$495,421
(1)     Mr. Vaill retired from the Company effective September 4, 2010.
(2)     Mr. Thompson became an executive officer of the Company effective September 9, 2010. Mr. Thompson retains his position of President and CEO of Boston Private Bank & Trust Company.
(3)     Mr. Pressey retired from the Company effective October 15, 2010.
(4)    Mr. Cromarty stepped down from the Company effective October 15, 2010.
(5)     Mr. Kaye received a bonus in August of 2009 with respect to 2008 as part of his employment agreement. Also, in 2009 Messrs. Kaye, Dawson, Pressey and Cromarty and Ms. Chambers received retention bonuses of $100,000, $200,000, $100,000, $200,000 and $100,000 respectively, all vesting over a three-year period, except for Mr. Pressey's bonus, which vested in one year. Mr. Pressey was paid his retention bonus when he retired from the Company. Mr. Cromarty was paid $83,000 of this bonus at the time he stepped down from the Company. The amounts shown above reflect the amount earned in each year of the vesting period.
(6)     The amounts in column (e) reflect the grant date fair value of the equity awards in accordance with ASC Topic 718 (formerly FAS 123(R)) granted under the 2009 Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data - Note 18: Employee Benefits" of the Company's 2010 Annual Report on Form 10-K.
(7)    This includes 98,005 performance shares which could, based on performance, result in the grant of up to 176,409 shares (and an increase in the grant date fair value of $518,250 using the original $6.61 price). Mr. Deutsch's original 2010 grant of performance shares was 153,178 which was pro-rated to 98,005 based on his hire date of July 31, 2010.

(8)     This includes 28,876 performance shares which could, based on performance, result in the grant of up to 51,977 shares (and an increase in the grant date fair value of $183,420 using the original $7.94 price). Mr. Vaill's 2010 grant of performance shares was pro-rated to 2,977 based on his September 4, 2010 retirement date, which resulted in his forfeiting 25,899 shares of the original 28,876 performance share award. The grant date fair values listed in this Summary Compensation Table are based on the original award and not the pro-rated award. In addition, amounts include $148,701in incremental value for the acceleration of the vesting of outstanding time-based restricted stock at the time of Mr. Vaill's retirement.
(9)    This includes 27,219 performance shares which could, based on performance, result in the grant of up to 48,994 shares (and an increase in the grant date fair value of $118,675, using the original $5.45 price). Mr. Vaill's 2009 grant of performance shares was pro-rated to 9,595 based on his September 4, 2010 retirement date, which resulted in his forfeiting 17,624 shares of the original 27,219.
(10)    This includes 26,132 performance shares which could, based on performance, result in the grant of up to 47,038 shares (and an increase in the grant date fair value of $165,990 using the original $7.94 price). performance share award.
(11)     This includes 12,872 performance shares which could, based on performance, result in the grant of up to 23,170 shares (and an increase in the grant date fair value of $50,664, using the original $4.92 price).
(12)     This includes 19,599 performance shares which could, based on performance, result in the grant of up to 35,278 shares (and an increase in the grant date fair value of $124,493 using the original $7.94 price).
(13)     This includes 15,347 performance shares which could, based on performance, result in the grant of up to 27,625 shares (and an increase in the grant date fair value of $60,406, using the original $4.92 price)).
(14)     This includes 23,519 performance shares which could, based on performance, result in the grant of up to 42,334 shares (and an increase in the grant date fair value of $149,393 using the original $7.94 price).
(15)     This includes 21,124 performance shares which could, based on performance, result in the grant of up to 38,023 shares (and an increase in the grant date fair value of $134,180 using the original $7.94 price). Mr. Pressey's 2010 grant of performance shares was pro-rated to 2,968 based on his retirement date of October 15, 2010, which resulted in his forfeiting 18,156 shares of the original 21,124 performance share award. The grant date fair values listed in this Summary Compensation Table are based on the original award and not the pro-rated award. In addition, amounts presented above include $298,361 in incremental value for the acceleration of the vesting of outstanding time-based restricted stock at the time of Mr. Pressey's retirement.
(16)     This includes 18,812 performance shares which could, based on performance, result in the grant of up to 33,862 shares (and an increase in the grant date fair value of $74,044, using the original $4.92 price). Mr. Pressey's 2009 grant of performance shares was pro-rated to 8,367 based on his retirement date of October 15, 2010, which resulted in his forfeiting 10,445 shares of the original 18,812 performance share award.
(17)    This includes 17,422 performance shares which could, based on performance, result in the grant of up to 31,360 shares (and an increase in the grant date fair value of $110,665 using the original $7.94 price). Mr. Cromarty's 2010 grant of performance shares was pro-rated to 2,448 based on his October 15, 2010 separation date, which resulted in his forfeiting 14,974 shares of the original 17,422 performance share award. The grant date fair values listed in this Summary Compensation Table are based on the original award and not the pro-rated award. In addition, amounts presented above include $88,323 in incremental value for the acceleration of the vesting of outstanding time-based restricted stock at the time of Mr. Cromarty's separation.
(18)     This includes 15,446 performance shares which could, based on performance, result in the grant of up to 27,803 shares (and an increase in the grant date fair value of $60,795, using the original $4.92 price). Mr. Cromarty's 2009 grant of performance shares was pro-rated to 6,870 based on his October 15, 2010 separation date, which resulted in his forfeiting 8,576 shares of the original 15,446 performance share award.
(19)     The amounts in column (f) reflect the grant date fair value of the stock option awards in accordance with ASC Topic 718 (formerly FAS 123(R)) granted under the 2009 Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data - Note 18: Employee Benefits" of the Company's 2010 Annual Report on Form 10-K.
(20)     The amounts in column (g) reflect the annual incentive awards to the named individuals under the 2009 and 2010 Annual Executive Incentive Plan. Mr. Deutsch's bonus was earned for a partial year based on his employment commencement date of July 31, 2010. Mr. Vaill, Mr. Kaye, Mr. Thompson, Mr. Dawson, Mr. Pressey and Mr. Cromarty were subject to TARP bonus restrictions in 2010 and did not earn or accrue a bonus from the period of January 1, 2010 through June 16, 2010 while the Company was still subject to TARP restrictions.
(21)     The amounts in column (h) reflect the actuarial increase in the present value of Mr. Vaill's SERP as described in more detail under "Pension Benefits." The significant increase in the actuarial present value of Mr. Vaill's SERP in 2010 includes an additional year of service for the period from December 31, 2009 to September 4, 2010, a change in his vesting from 88% to 100%, interest due to the passage of time, a decrease in the underlying discount rate from 5.50% to 5.15% and a change in assumed commencement date to reflect Mr. Vaill's actual retirement on September 4, 2010.
(22)     Mr. Deutsch's other compensation consists of long-term disability supplemental coverage in 2010 - $7,292; life insurance for 2010 - $57,708; dividends paid on unvested stock grants in 2010 - $7,583; miscellaneous items in 2010 - $341.
(23)     Matching contribution to Mr. Vaill's 401(k) for plan year 2008 - $6,900, 2009 - $7,350, 2010 - $7,350; life insurance premiums for 2008 - $26,376, 2009 - $26,376, 2010 - $19,147; tax and financial planning services for 2008 - $20,128, 2009 - $37,840, 2010 - $37,813; legal services for 2008 - $32,640, 2009 - $65,796, 2010 - $5,318; tax gross-ups relating to select perquisites and benefits for 2008 - $23,010, 2009 - $56,640; dividends paid on unvested stock grants in 2008 - $11,821, 2009 - $1,592, 2010 - $1,529; miscellaneous items in 2010 - $1,250.
(24)     Matching contribution to Mr. Kaye's 401(k) for plan year 2008 - $6,900, 2009 - $7,350, 2010 - $7,350; dividends paid on unvested stock grants in 2008 - $1,022, 2009 - $945, 2010 - $1,686; miscellaneous items in 2010 - $366.
(25)    Matching contribution to Mr. Thompson's 401(k) for plan year 2010 - $7,350; executive medical services for 2010 - $2,350; long-term care premiums for 2010 - $13,076; long-term disability premiums for 2010 - $8,568; dividends paid on unvested stock grants in 2010 - $3,072.
(26)     Matching contribution to Mr. Dawson’s 401(k) for plan year 2008 - $6,900; long-term care premiums for 2009 - $13,080, 2010 - $13,080; long-term disability premiums for 2009 - $7,138, 2010 - $10,089; executive medical services for 2010 - $2,750; dividends paid on unvested stock grants in 2008 - $1,578, 2009 - $1,051, 2010 - $1,644, miscellaneous items for 2010 - $387.
(27)     Matching contribution to Ms. Chamber's 401(k) for plan year 2010 - $7,350; executive medical services for 2010 - $2,600; dividends paid on unvested stock grants in 2010 - $1,166; miscellaneous items for 2010 - $353.
(28)     Matching contribution to Mr. Pressey's 401(k) for plan year 2008 - $6,900, 2009 - $7,350, 2010 - $7,350; tax and financial planning services for 2008 - $4,948, 2009 - $6,962, 2010 - $9,949; tax gross-ups relating to specified perquisites for 2008 - $1,373, 2009 - $2,670; legal services for 2009 - $6,444, 2010 - $15,913; executive medical services for 2009 - $550, 2010 - $3,200; dividends paid on unvested stock grants in 2008 - $4,408, 2009 - $933, 2010 - $974; severance paid in 2010 - $627,231, outplacement services for 2010 - $30,000; value of acceleration of 2009 retention bonus in 2010 - $40,376.
(29)     Matching contribution to Mr. Cromarty's 401(k) for plan year 2008 - $6,900, 2009 - $7,350, 2010 - $7,350; tax and financial planning services for 2008 - $5,438, 2009 - $9,097, 2010 - $16,046; legal services 2010 - $400; tax gross-ups relating to specified perquisites in 2008 - $1,811, 2009 - $2,350; dividends paid on unvested stock grants for 2008 - $5,191, 2009 - $930, 2010 - $879; severance paid in 2010 - $103,077; consulting fees paid in 2010 - $29,000; value of acceleration of 2009 retention bonus in 2010 - $43,251.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (5)			Estimated Future Payouts Under Equity Incentive Plan Awards (6)			All Other Stock Awards: Number of Shares of Stock or Units # (7)	All Other Option Awards Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (8)
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Clayton G. Deutsch (1)	7/31/2010				49,003	98,005	176,409	379,161	—	—	3,154,067
	2010	421,875	843,750	1,687,500

Timothy L. Vaill (2)	5/14/2010				14,438	28,876	51,977	28,876	—	—	458,551
	2010	497,250	994,500	1,989,000

David J. Kaye	5/14/2010				13,066	26,132	47,038	26,132	—	—	414,976
	2010	187,500	375,000	750,000

Mark D. Thompson	5/14/2010				n/a	n/a	n/a	55,749	—	—	442,647
	2010	n/a	n/a	n/a

James D. Dawson	5/14/2010				9,800	19,599	35,278	19,599	—	—	311,232
	2010	281,250	562,500	1,125,000

Margaret W. Chambers	5/14/2010				11,760	23,519	42,334	23,519	—	—	373,482
	2010	180,000	360,000	720,000

Walter M. Pressey (3)	5/14/2010				10,562	21,124	38,023	21,124	—	—	335,449
	2010	363,750	727,500	1,455,000

J.H. Cromarty (4)	5/14/2010				8,711	17,422	31,360	17,422	—	—	276,661
	2010	250,000	500,000	1,000,000
(1)    The number of shares shown in column (i) reflects 302,572 shares under the Company's 2010 Inducement Stock Plan and 76,589 time-based awards under the Company's 2009 Stock Option and Incentive Plan.
(2)     Mr. Vaill's 2010 grant of performance shares was pro-rated to 2,977 based on his September 4, 2010 retirement date, which resulted in his forfeiting 25,899 shares of the original 28,876 performance share award.
(3)     Mr. Pressey's 2010 grant of performance shares was pro-rated to 2,968 based on his retirement date of October 15, 2010, which resulted in his forfeiting 18,156 shares of the original 21,124 performance share award.
(4)     Mr. Cromarty's 2010 grant of performance shares was pro-rated to 2,448 based on his October 15, 2010 separation date, which resulted in his forfeiting 14,974 shares of the original 17,422 performance share award.
(5)     The amounts shown in column (c) reflect the minimum threshold payment levels which are 50% of the target amount shown in column (d). The amount shown in column (e) is 200% of the target amount shown in column (d), as defined under the Company's Executive Bonus Plan.
(6)     The number of shares shown in column (f) reflect the minimum threshold number of shares which are 50% of the target amount shown in column (g); the number of shares shown in column (h) is 180% of the target amount shown in column (g) as defined under the Company's 2009 Stock Option and Incentive Plan.
(7)     Time-vesting restricted stock awards, granted under the Company's 2009 Stock Option Incentive Plan. Restricted stock granted to Mr. Deutsch was granted under the 2010 Inducement Plan. For a description of these awards see "Equity-Based Long-Term Incentives."
(8)     This column shows the grant date fair value of equity awards in accordance with ASC Topic 718 (formerly FAS 123(R)). Does not include accelerated vesting of restricted shares for executives who retired or separated from the Company in 2010. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data - Note 18: Employee Benefits" of the Company's 2010 Annual Report on Form 10-K. The grant date fair value of the performance shares granted under the Company's 2009 Stock Option and Incentive Plan, which have performance vesting conditions, are computed based on outcome at target levels of performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested restricted stock and performance share awards held by the Company's NEOs as of December 31, 2010.

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(I)		(j)
	Option Awards (1)						Stock Awards (1)
	Number of Securities Underlying Unexercised Options						Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#) Exercisable	(#) Unexercisable		(#) Equity Incentive Plan Awards	Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($) (6)		Number (#)		Market or Payout Value ($) (6)
Clayton G. Deutsch	—	—		—	$—	n/a	76,589	$501,658	(7)	—		$—
	—	—		—	—	n/a	302,572	1,981,847	(8)	—		—
	—	—		—	—	n/a				61,774	(14)	404,620
	—	—		—	—	n/a				36,321	(14)	237,903

Timothy L. Vaill	98,490	—		—	20.37	9/4/2012				2,977	(15)	19,499
	45,000	—		—	27.06	9/4/2012				9,595	(16)	62,847
	45,000	—		—	27.16	9/4/2012	—	—		—		—
	35,700	—		—	16.72	9/4/2012	—	—		—		—
	46,000	—		—	22.26	1/17/2012	—	—		—		—
	60,000	—		—	18.72	1/18/2011	—	—		—		—

David J. Kaye	5,000	2,500	(3)	—	9.03	8/15/2018	26,132	171,165	(9)	26,132	(17)	171,165
	13,493	6,747	(4)	—	20.37	5/15/2018	12,872	84,312	(10)	12,872	(18)	84,312
	—	—		—	—	n/a	11,080	72,574	(11)	—		—
	—	—		—	—	n/a	2,170	14,214	(12)	—		—

Mark D. Thompson	5,000	2,500	(3)	—	9.03	8/15/2018	55,749	365,156	(9)	—		—
	16,193	8,097	(5)	—	20.37	2/15/2018	41,585	272,382	(10)	—		—
	20,000	—		—	29.84	2/15/2017	6,080	39,824	(13)	—		—
	15,000	—		—	29.74	2/17/2016	—	—		—		—
	15,000	—		—	27.06	2/11/2015	—	—		—		—
	15,000	—		—	27.16	2/27/2014	—	—		—		—
	15,000	—		—	18.79	4/30/2013	—	—		—		—
	11,000	—		—	16.72	2/14/2013	—	—		—		—
	12,000	—		—	22.26	1/17/2012	—	—		—		—
	15,000	—		—	18.72	1/18/2011	—	—		—		—

James D. Dawson	5,000	2,500	(3)	—	9.03	8/15/2018	19,599	128,373	(9)	19,599	(19)	128,373
	40,906	20,454	(4)	—	9.13	5/15/2018	15,347	100,523	(10)	15,347	(20)	100,523
	9,000	—		—	29.84	2/15/2017	15,340	100,477	(12)	—		—
	10,000	—		—	29.74	2/17/2016	—	—		—		—
	12,000	—		—	27.06	2/11/2015	—	—		—		—
	10,000	—		—	27.16	2/27/2014	—	—		—		—
	2,500	—		—	24.42	12/12/2013	—	—		—		—
	9,000	—		—	16.72	2/14/2013	—	—		—		—
	12,000	—		—	22.26	1/17/2012	—	—		—		—
	15,000	—		—	18.72	1/18/2011	—	—		—		—
(Continued)

(Continued)

(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)		(I)		(j)
	Option Awards (1)							Stock Awards (1)
	Number of Securities Underlying Unexercised Options							Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#) Exercisable		(#) Unexercisable		(#) Equity Incentive Plan Awards	Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($) (6)		Number (#)		Market or Payout Value ($) (6)
Margaret W. Chambers	5,000		2,500	(3)	—	9.03	8/15/2018	23,519	154,049	(9)	23,519	(21)	154,049
	7,733		3,867	(4)	—	20.37	5/15/2018	13,862	90,796	(10)	13,862	(22)	90,796
	10,000		—		—	29.84	2/15/2017	2,900	18,995	(12)	—		—
	8,000		—		—	29.74	2/17/2016	—	—		—		—
	10,000		—		—	27.06	2/11/2015	—	—		—		—
	10,000		—		—	27.16	2/27/2014	—	—		—		—
	1,000		—		—	24.42	12/12/2013	—	—		—		—
	7,500		—		—	16.72	2/14/2013	—	—		—		—
	5,000		—		—	22.26	1/17/2012	—	—		—		—

Walter M. Pressey	5,000	(2)	—		—	9.03	10/15/2012	—	—		2,968	(23)	19,440
	27,713	(2)	—		—	20.37	10/15/2012	—	—		8,367	(24)	54,804
	30,400		—		—	29.84	10/15/2012	—	—		—		—
	36,000		—		—	29.74	10/15/2012	—	—		—		—
	25,000		—		—	27.06	10/15/2012	—	—		—		—
	13,334		—		—	27.16	10/15/2012	—	—		—		—
	6,000		—		—	16.72	10/15/2012	—	—		—		—

J.H. Cromarty	—		—		—	—	n/a	—	—		2,448	(25)	16,034
	—		—		—	—	n/a	—	—		6,870	(26)	44,999

(1)    All securities issued under either the Company's Amended and Restated 1997 Long-Term Incentive Plan, the Company's 2004 Stock Option and Incentive Plan, the Company's 2009 Stock Option and Incentive Plan or the Company's 2010 Inducement Stock Plan.
(2)     Mr. Pressey’s vested options expire within two years of his date of retirement.
(3)     This award vests in three equal annual installments beginning on August 15, 2009.
(4)     This award vests in three equal annual installments beginning on May 15, 2009.
(5)    This award vests in three equal annual installments beginning on February 15, 2009.
(6)     The market value is based on the closing price of the Company's common stock on December 31, 2010 of $6.55, multiplied by the applicable number of shares of restricted stock or performance shares.
(7)     This award vests in five equal annual installments beginning on July 31, 2011.
(8)     This award vests in three equal annual installments beginning on July 31, 2013.
(9)     This award vests on May 15, 2013.
(10)     This award vests on June 15, 2012.
(11)     This award vests on August 15, 2011.
(12)     This award vests on May 15, 2011.
(13)     This award vested on February 15, 2011.
(14)    This includes 98,005 performance shares (36,231 vesting with respect to performance over the 2009 - 2011 performance period and 61,774 vesting with respect to the 2010 - 2012 performance period), which could, based on performance, result in the grant of up to 176,409 shares. Mr. Deutsch's original 2010 grant of performance shares was 153,178 which was pro-rated to 98,005 based on his hire date of July 31, 2010.
(15)    Mr. Vaill's 2010 grant of performance shares was pro-rated to 2,977 based on his September 4, 2010 retirement date, which resulted in his forfeiting 25,899 shares of the original 28,876 performance share award. This award will be eligible for vesting based on and subject to the Company's performance over the 2010 - 2012 performance period.
(16)     Mr. Vaill's 2009 grant of performance shares was pro-rated to 9,595 based on his September 4, 2010 retirement date, which resulted in his forfeiting 17,624 shares of the original 27,219 performance share award. This award will be eligible for vesting based on and subject to the Company's performance over the 2009 - 2011 performance period.
(17)    This includes 26,132 performance shares which could, based on performance, result in the grant of up to 47,038 shares. This award will be eligible for vesting based on and subject to the Company's performance over the 2010 - 2012 performance period.
(18)    This includes 12,872 performance shares which could, based on performance, result in the grant of up to 23,170 shares. This award will be eligible for vesting based on and subject to the Company's performance over the 2009 - 2011 performance period.
(19)    This includes 19,599 performance shares which could, based on performance, result in the grant of up to 35,278 shares. This award will be eligible for vesting based on and subject to the Company's performance over the 2010 - 2012 performance period.
(20)    This includes 15,347 performance shares which could, based on performance, result in the grant of up to 27,625 shares. This award will be eligible for vesting based on and subject to the Company's performance over the 2009 - 2011 performance period.
(21)    This includes 23,519 performance shares which could, based on performance, result in the grant of up to 42,334 shares. This award will be eligible for vesting based on and subject to the Company's performance over the 2010 - 2012 performance period.
(22)    This includes 13,862 performance shares which could, based on performance, result in the grant of up to 24,952 shares. This award will be eligible for vesting based on and subject to the Company's performance over the 2009 - 2011 performance period.
(23)    Mr. Pressey's 2010 grant of performance shares was pro-rated to 2,968 based on his retirement date of October 15, 2010, which resulted in his forfeiting 18,156 shares of the original 21,124 performance share award. This award will be eligible for vesting based on and subject to the Company's performance over the 2010 - 2012 performance period.
(24)    Mr. Pressey's 2009 grant of performance shares was pro-rated to 8,367 based on his retirement date of October 15, 2010, which resulted in his forfeiting 10,445 shares of the original 18,812 performance share award. This award will be eligible for vesting based on and subject to the Company's performance over the 2009 - 2011 performance period.
(25)    Mr. Cromarty's 2010 grant of performance shares was pro-rated to 2,448 based on his October 15, 2010 separation date, which resulted in his forfeiting 14,974 shares of the original 17,422 performance share award. This award will be eligible for vesting based on and subject to the Company's performance over the 2010 - 2012 performance period.

(26)     Mr. Cromarty's 2009 grant of performance shares was pro-rated to 6,870 based on his October 15, 2010 separation date, which resulted in his forfeiting 8,576 shares of the original 15,446 performance share award. This award will be eligible for vesting based on and subject to the Company's performance over the 2009 - 2011 performance period.
OPTION EXERCISES AND STOCK VESTED

(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise # (1)	Value Realized on Exercise $	Number of Shares Acquired on Vesting # (1)	Value Realized on Vesting $
Clayton G. Deutsch	—	$—	—	$—
Timothy L. Vaill	—	—	33,743	231,201
David J. Kaye	—	—	3,942	24,440
Mark D. Thompson	—	—	5,000	33,000
James D. Dawson	—	—	2,500	16,500
Margaret W. Chambers	—	—	2,500	16,500
Walter M. Pressey	—	—	51,606	348,521
J.H. Cromarty	—	—	19,527	130,563
(1)     All securities issued under either Boston Private Financial Holdings, Inc. Amended and Restated 1997 Long-Term Incentive Plan, Boston Private Financial Holdings 2004 Stock Option and Incentive Plan, or Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan.
PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service #	Present Value of Accumulated Benefit $ (1)	Payments During Last Fiscal Year $
Timothy L. Vaill	Boston Private Financial Holdings, Inc. Supplemental Executive Retirement Agreement	18	$8,138,178	$—
(1)     The annual benefit payable at retirement is equal to the product of: (i) 3.0%, (ii) the number of years of service, and (iii) Mr. Vaill's final average pay, as defined in the agreement. The resulting amount is offset by: (a) the annual Social Security benefit payable at retirement multiplied by years of service divided by 40, (b) the annuitized value of the employer-provided 401(k) balance, and (c) the annuitized value of $420,811.10 of shares of common stock granted on October 3, 2010, pursuant to the Amended Restated 1997 Long-Term Stock Incentive Plan as defined in the December 2008 Amendment to the SERP Agreement.

NON-QUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY $	Registrant Contributions In Last FY $	Aggregate Earnings in Last FY $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $ (1)
Mark D. Thompson	$—	$—	$21,700	$(30,665)	$209,346
James D. Dawson	—	—	106,277	—	917,380
Walter M. Pressey	—	—	163,715	(59,972)	1,266,139
J. H. Cromarty	—	—	10,813		119,662
(1)     Deferred compensation accounts are invested in mutual funds managed by third party administrators.

Executive Agreements and Potential Payments Upon Termination or Change In Control
Chief Executive Officer Employment Agreement
The Company entered into an employment agreement with Mr. Deutsch to serve as the Company's CEO and President on June 7, 2010 and Mr. Deutsch's employment with the Company under this Agreement commenced on July 31, 2010. The terms of the Agreement remain in effect during Mr. Deutsch's employment with the Company.
In addition to the compensation and benefit arrangements described in detail above, Mr. Deutsch is eligible to receive certain payments and benefits if his employment is terminated under certain conditions. For any termination of service, Mr. Deutsch would be entitled to any earned but unpaid salary and incentive compensation. He will receive unpaid expense reimbursements, accrued but unused vacation and any vested benefits he may have under any employee benefit plan of the Company.
If Mr. Deutsch's employment is terminated by the Company without "cause” or he terminates his employment for "good reason," as both of those terms are defined in the agreement, he would be entitled to receive the following:

▪
Subject to signing a general release of claims in favor of the Company, he would receive a severance payment equal to two times the sum of (x) his base salary and (y) his target annual bonus paid out in substantially equal installments in accordance with the Company's payroll practice over 24 months.

▪
All stock options and other stock-based awards held by Mr. Deutsch (A) that are subject only to service-based vesting shall vest in full and become exercisable or non-forfeitable as of the date of termination, or (B) that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates provided that vesting of such award shall be prorated based on the portion of the applicable performance period completed as at the date of termination.

▪	Subject to the co-payment of premium amounts at the active employees' rate, Mr. Deutsch may continue to participate in the Company's group health, dental and vision program for 24 months.
The payments described above will immediately cease if Mr. Deutsch breaches certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements and/or cooperation provisions of Mr. Deutsch's employment agreement.
If Mr. Deutsch's employment is terminated due to death or disability, he would be entitled to receive the following:

▪	a portion of his annual bonus for the year of termination pro-rated for the number of days employed during the year to the date of termination; and

▪
vesting with respect to a pro-rated portion of any long-term equity incentive grants outstanding on the date of termination that are subject to service-based and/or performance-based vesting, based on the number of days Mr. Deutsch was employed by the Company during any applicable service or performance periods prior to the date of termination.

These pro-rated annual bonus payments and vesting of outstanding equity incentive grants will be made at the same time and in the same form as would be the case if his employment had not terminated due to death or disability.
If amounts payable to Mr. Deutsch, whether under Mr. Deutsch's employment agreement or otherwise, give rise to the excise tax imposed by Section 4999 of the Code, Mr. Deutsch will receive the greater after-tax amount of either (A) the full payment minus the sum of all excise, federal, state and local income and employment taxes, or (B) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code minus the sum of all federal, state and local income and employment taxes. Under the terms of his employment agreement, Mr. Deutsch is not entitled to any tax gross-up related to severance payments.

The following table set forth the amounts that would have been paid to Mr. Deutsch under his employment agreement in the event of a termination by the Company without "cause" or by Mr. Deutsch for "good reason" other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by the Company without "cause" or by Mr. Deutsch for "good reason" in connection with a change in control occurring, in each case, as of December 31, 2010:

CEO Employment Agreement	Without Cause/For Good Reason	Change In Control (no termination)	Change In Control (Termination Without Cause/For Good Reason)	Death/Disability
Multiple of compensation	2.0	—	2.0	—
Lump-sum cash severance	$3,037,500	$—	$3,037,500	$—
Pro-rated bonus for fiscal year of termination	$—	$—	$—	$180,000
Accelerated vesting of outstanding options and non-vested stock grants (1)	$2,622,854	$—	$2,622,854	$374,178
Benefits continuation (annual estimate) (2)	$101,250	$—	$101,250	$—
Fringe benefits (maximum annual cap)	$65,000	$—	$65,000	$—
Total	$5,826,604	$—	$5,826,604	$554,178

(1) Performance stock grants pro-rated based on five months of employment from August 1 - December 31, 2010 for each performance/vesting period.
(2) Estimated at 15% of annual base salary.

Change In Control Agreements
The Company entered into change in control agreements with its NEOs effective as of the date of their respective agreements. The agreements provide for certain payments and other benefits upon the occurrence of a "terminating event" as defined in the agreements, and following certain change in control events, including but not limited to, the consolidation or merger of the Company or a change in the beneficial ownership of the Company as defined in the agreements at any time during a two-year period after such change in control. The key provisions of the change in control agreements for the Company's NEOs are as follows:

•	Lump-sum cash severance payment equal to 2.5 - 2.99 times annual compensation (sum of base salary and average bonus payments for the three most recent taxable years preceding termination).

•	Pro-rata bonus (for fiscal year in which termination occurs).

•	Accelerated vesting of outstanding, unvested stock option and stock awards.
Notwithstanding the foregoing, the Company will not be required to make any payment under the agreements to the extent such payment would constitute a parachute payment. The change in control protection agreements were amended in December 2008 to add, and those entered into subsequent to that date included, the “golden parachute” and “claw-back” provisions previously discussed. Each NEO also entered into a waiver agreement acknowledging all relevant TARP executive compensation restrictions and limitations through the TARP repayment date.
The following table provides quantification of the above benefits assuming termination as of December 31, 2010 (and assuming all change in control protection agreements were in place as of that date). Estimated stock values are calculated assuming the closing price of the Company's stock on December 31, 2010 of $6.55.

EXECUTIVE BENEFIT AND PAYMENTS UPON CHANGE IN CONTROL TERMINATION UNDER CHANGE IN CONTROL AGREEMENTS

	Current Named Executive Officers
Executive Benefit and Payments	David J. Kaye	Mark D. Thompson (1)	James D. Dawson	Margaret W. Chambers
Multiple of compensation	2.50	2.99	2.99	2.50
Lump-sum cash severance	$1,533,333	$3,949,292	$1,843,833	$1,237,500
Pro-rated bonus for fiscal year of termination	$190,000	$530,000	$150,000	$180,000
Accelerated vesting of outstanding options and non-vested stock grants (2)	$597,740	$677,362	$558,270	$508,686
Benefits Continuation (annual estimate) (3)	$56,250	$109,500	$67,500	$54,000
Fringe Benefits (maximum annual cap)	$20,000	n/a	$30,000	$20,000
Total	$2,397,323	$5,266,154	$2,649,603	$2,000,186

(1)     Mr. Thompson's lump-sum cash severance calculation includes bonuses paid by Boston Private Bank & Trust Company in the amount of $500,000 for 2009 and $742,500 for 2008.
(2)     Excludes stock options as all stock options are under water. Includes full value of performance shares at "target" for Kaye, Dawson and Chambers.
(3)     Estimated at 15% of annual base salary for each executive.
All payments calculated in respect to the Company's change in control protection agreements shall be reduced to the extent needed to ensure tax deductibility by the Company thereby bringing them within the limitations of Section 280G of the Code.
Retirement of Former Chief Executive Officer on September 4, 2010
Pursuant to the terms of his Amended and Restated Employment Agreement, Mr. Vaill's employment with the Company terminated on September 4, 2010, a date which was 90 days after the Board of Directors designated Mr. Deutsch as Mr. Vaill's successor as CEO.
Upon Mr. Vaill's retirement, the Company took the following actions and Mr. Vaill received the following payments and benefits:

▪
Pursuant to his employment agreement, Mr. Vaill was eligible for a pro-rated annual bonus for the period from June 17, 2010 to his effective retirement date of September 4, 2010 (i.e., beginning on the date Mr. Vaill was no longer subject to TARP bonus payment limitations). Based on the achievement of performance targets for 2010, Mr. Vaill received an annual bonus award of $109,000.

▪
The Committee recommended, and the Board approved 100 percent accelerated vesting of Mr. Vaill's SERP (from 84 percent) (described above under Pension Benefits) with an increase in the annual benefit from $560,000 to $642,784. This action was taken to recognize Mr. Vaill's long-term service to the Company, his performance during 2009-2010, his valuable contributions on the CEO Search Committee and during the CEO transition, and to recognize that Mr. Vaill extended his original SERP's 100% vesting age from 65 to 70. Payment of amounts under the SERP commenced on March 5, 2011.

▪	The Compensation Committee recommended, and the Board approved, pro-rated accelerated vesting for service through September 4, 2010 for restricted stock held by Mr. Vaill of $148,701.
Actions Related to Retirement of Former Vice Chairman and President
As part of Mr. Pressey's retirement from the Company, the Company entered into a retirement agreement that provided the following payments and benefits:

▪	Lump sum payment of $575,000 less withholding for taxes and other applicable deductions;

▪
Due to TARP restrictions, Mr. Pressey was not eligible to accrue a retention bonus from the period January 1, 2010 to June 16, 2010. A payment of $100,000 with respect to Mr. Pressey's August 2009 special retention award granted on August 11, 2009 and relating only to the period from August 7, 2009 through December 31, 2009 and June 17, 2010 through October 15, 2010;

▪	A pro-rated portion of Mr. Pressey's annual incentive bonus for 2010 equal to $120,600 for the period from June 17, 2010 through October 15, 2010, under the Company's Annual Executive Incentive Plan.

▪	Full acceleration of shares of restricted stock that are subject to time-based vesting ($298,361); and

▪
Pro-rated vesting of performance-based restricted shares based on the days Mr. Pressey was employed by the Company for each performance period from the date of each grant through October 15, 2010 and only to the extent the Company achieves applicable performance targets for each performance period, subject to the terms and conditions of each applicable performance share award (up to $116,517 subject to performance).

The payments described above are subject to certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements, cooperation and release of claims provisions of the agreement.
The Company agreed to make the payments and provide the benefits described above to Mr. Pressey in consideration of Mr. Pressey's agreement to a new covenant not to compete with the Company for a period of one year, certain non-disparagement and cooperation covenants, as well as a release of all claims that Mr. Pressey may have against the Company and its affiliates.
Separation of Service of Former Executive Vice President and Chief Executive Officer-Investment Management and Wealth Advisory Groups
In connection with Mr. Cromarty's stepping down from the Company, the Company entered into a Separation Agreement that provided the following payments and benefits:

▪
A separation payment equal to Mr. Cromarty's final annual base salary rate of $400,000. The separation payment will be paid out in substantially equal installments in accordance with the Company's payroll practice over 12 months less withholding for taxes and other applicable deductions;

▪	Payment of health and dental benefits under COBRA by the Company subject to certain limitations for a period of up to 12 months.

▪
A payment of $83,000 with respect to Mr. Cromarty's August 2009 Special Retention Award granted on August 11, 2009 (the “Special Retention Award”) and relating only to the period from August 7, 2009 through December 31, 2009 and June 17, 2010 through October 15, 2010.

▪	A pro-rated portion of Mr. Cromarty's annual incentive bonus for 2010 equal to $82,900 for the period from June 17, 2010 through October 15, 2010, under the Company's annual incentive plan.

▪	Pro-rated accelerated vesting of shares of restricted stock that were subject to time-based vesting ($88,323).

▪
Pro-rated vesting of performance-based restricted shares based on the days Mr. Cromarty was employed by the Company for each performance period from the date of each grant through October 15, 2010 and only to the extent the Company achieves applicable performance targets for each performance period, subject to the terms and conditions of each applicable performance share award (up to $95,828 subject to performance).

▪
The Company and Mr. Cromarty also entered into a Consulting Agreement pursuant to which Mr. Cromarty has been providing consulting services to the Company. Mr. Cromarty's fees under this agreement could not exceed $250,000, the term of this arrangement expired March 15, 2011 and Mr. Cromarty had been consulting with respect to specific transactions and projects concerning the Company's Wealth Advisory Management and Investment Management Groups. Mr. Cromarty was paid $29,000 in consulting fees in 2010.

The payments described above are subject to certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements, cooperation and release of claims provisions of the agreement.
The Company agreed to make the payments and provide the benefits described above to Mr. Cromarty in consideration of Mr. Cromarty's agreement to a new covenant not to compete with the Company for a period of one year, certain non-disparagement and cooperation covenants as well as a release of all claims that Mr. Cromarty may have against the Company and its affiliates.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
Messrs. Colangelo and Waters, Ms. Kuenstner and Mrs. Hoffman served as members of the Compensation Committee during the fiscal year ended December 31, 2010. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.
Compensation of Directors
Directors of the Company who are not full-time employees of the Company or any of its subsidiaries receive compensation under a compensation program which became effective May 1, 2010. The annual retainer fee for Directors of the Company who are not full-time employees of the Company is $45,000; the Chair's retainer (formerly the Lead Director) is $95,000. The annual retainer fees are payable 100% in cash. In addition, non-employee Directors who serve as committee members receive an additional annual retainer fee, payable in cash, of $15,000 for Audit, Compensation and the Risk Management Committees, and $9,000 for all other committees. Chairs of committees receive a higher annual retainer fee than committee members, payable in cash, of $18,000 for Audit, Compensation and Risk Management committees, and $12,000 for all other committees to reflect the increased role and time commitment required as Chairperson. Directors may, and some do, serve on more than two committees. However, the committee retainer is only paid with respect to service on any two committees. In addition to the foregoing, any non-employee Director serving simultaneously as a member of the Board of Directors of the Company and the board of directors of a subsidiary may receive retainer fees for each board on which he or she serves. Directors of the Company also receive $45,000 in shares of common stock which are purchased by the Company at fair market value on each of the Company's quarterly grant dates and deposited in each Director's brokerage account. The Company believes that director stock ownership is important and implemented a minimum stock ownership guideline threshold for outside directors equal to five times the annual cash retainer of $45,000, or $225,000 in value. In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.
DIRECTOR COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Board of Directors
Herbert S. Alexander, CPA (1)	2010	$69,000	$45,000	$—	$—	$—	$—	$114,000
Eugene S. Colangelo (2)	2010	86,750	45,000	—	—	—	—	131,750
Kathleen M. Graveline (3)	2010	86,750	45,000	—	—	—	—	131,750
Adolfo Henriques (4)	2010	72,000	45,000	—	—	—	—	117,000
Lynn Thompson Hoffman (5)	2010	106,500	45,000	—	—	—	—	151,500
Deborah F. Kuenstner	2010	78,000	45,000	—	—	—	—	123,000
John Morton III	2010	72,000	45,000	—	—	—	—	117,000
William J. Shea (6)	2010	79,618	45,000	—	—	—	—	124,618
Dr. Allen L. Sinai	2010	75,000	45,000	—	—	—	—	120,000
Timothy L. Vaill (7)	2010	8,370	6,975	—	—	—	—	15,345
Stephen M. Waters	2010	100,383	45,000	—	—	—	—	145,383

(1)     Mr. Alexander received an additional $88,000 for his service on the boards of Charter Private Bank and Boston Private Bank & Trust Company during 2010.
(2)     Mr. Colangelo received an additional $56,000 for his service on the board of Boston Private Bank & Trust Company during 2010.
(3)     Ms. Graveline received an additional $55,500 for her service on the board of Boston Private Bank & Trust Company during 2010. As of December 31, 2010, Ms. Graveline has resigned from the Board of Directors of the Company. She remains on the board of Boston Private Bank & Trust Company.
(4)     Effective February 2, 2011, Mr. Henriques resigned from the Board of Directors of the Company.
(5)     Mrs. Hoffman received an additional $29,250 for her service on the board of Borel Private Bank & Trust Company during 2010. Mrs. Hoffman served as the Lead Director through June, 2010.
(6)     Mr. Shea received an additional $31,000 for his service on the board of First Private Bank & Trust during 2010.
(7)     Mr. Vaill received an additional $7,595 for his service on the board of Boston Private Bank & Trust Company during 2010.
Report of the Audit Committee
The following is the report of the Audit Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2010. The Audit Committee acts under a written charter which specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities. Each member of the Audit

Committee is listed below and is independent within the definition of the NASDAQ Rules.
While the Audit Committee oversees the Company's financial reporting process for the Board of Directors consistent with the Audit Committee charter, management has primary responsibility for this process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles. In addition, the Company's independent registered public accounting firm is responsible for auditing those consolidated financial statements, and not the Audit Committee.
The Audit Committee has reviewed and discussed the Company's December 31, 2010 audited consolidated financial statements with management and with KPMG LLP, the Company's independent registered public accounting firm (“KPMG”). The Audit Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has also received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from the Company. The Audit Committee also considered whether KPMG's provision of non-audit services to the Company is compatible with its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee:
Herbert S. Alexander, Chair
John Morton, III
Allen L. Sinai
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Audit Fees
The following table presents fees for professional audit services rendered by KPMG for the audit of the Company's annual financial statements for 2010 and 2009, and fees billed for other services rendered by KPMG.

	2010	2009
Audit fees (1)	$1,500,000	$1,650,000
Audit related fees (2)	730,500	461,350
Audit and audit related fees	$2,230,500	$2,111,350
Tax fees	251,970	7,800
All other fees (3)	189,378	31,000
Total fees	$2,671,848	$2,150,150

(1)	Audit fees for 2010 and 2009 include fees billed for each of the last two fiscal years for the annual audits, quarterly reviews, and comfort letter procedures.

(2)	Audit related fees for 2010 and 2009 primarily include fees billed in each of the last two fiscal years for consents issued and consultations related to various transactions and other matters.

(3)
All other fees for 2010 primarily include fees billed for the audit of the employee benefit plans, SAS 70 report for custody services, and other review services. Other fees for 2009 were fees related to the audit of the employee benefit plans.

KPMG audited the Company's consolidated financial statements for the year ended December 31, 2010. KPMG has been the Company's independent registered public accounting firm for more than five years. The Company expects representatives of KPMG to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee conducts an annual review of the external auditor and, based on this review, will be selecting the Company's auditor in April 2011.
The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under

Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by KPMG; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the “de minimus” provision in 2010. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

PRINCIPAL STOCKHOLDERS
The following table sets forth the beneficial ownership of the Company's common stock as of March 4, 2011 with respect to (i) each Director and nominee for director; (ii) each of the Company's executive officers of the Company identified in this proxy statement; and (3) all Directors and executive officers of the Company as a group.

Name	Common Stock (2)		Options Exercisable within 60 days of March 4, 2011	Percentage of Outstanding Stock
Current Directors and Nominees*(1)
Herbert S. Alexander	87,928		45,626	**
Eugene S. Colangelo	134,270	(3)	45,626	**
Lynn Thompson Hoffman	89,546	(4)	30,924	**
Deborah F. Kuenstner	70,985		13,033	**
John Morton III	24,562	(5)	7,410	**
William J. Shea	143,042	(6)	17,924	**
Allen L. Sinai	34,888		30,924	**
Stephen M. Waters	22,441		17,924	**
Executive Officers*(7)
George L. Alexakos	25,693		21,342	**
Margaret W. Chambers	68,618		64,223	**
James D. Dawson	154,920		125,406	**
Clayton G. Deutsch	596,073		—	**
Martha T. Higgins (8)	39,129		12,240	**
David J. Kaye	61,743		18,493	**
Mark D. Thompson	143,065		132,290	**
All Directors and Executive Officers as a Group (15 Persons) (9)	1,696,903		583,385	2.96%
*    Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.
**    Represents less than 1%

(1)	Percentages held by executive officers and Directors individually and as a group are calculated on the basis of 76,408,913 shares of Common Stock outstanding as of March 4, 2011.

(2)
Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

(3)	Includes 16,736 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims any beneficial ownership of such shares. This amount also includes 6,766 shares owned by Mr. Colangelo's wife.

(4)	Includes 23,000 shares owned by Mrs. Hoffman's husband.

(5)
Mr. Morton also has 59,174 warrants which he received in connection with the investment agreement between The Carlyle Group and the Company. 23,670 of these warrants have vested. The remaining 35,504 will not vest within 60 days of March 4, 2011.

(6)	Includes 60,000 shares owned by Mr. Shea's wife, and 3,300 shares owned by one of his children.

(7)	Performance shares are not included as Executive Officers have no beneficial interest in such shares until established performance criteria are met. Please see "Compensation Discussion and Analysis."

(8)	Includes 1,018 shares held by Ms. Higgins' husband.

(9)	Includes shares held by all of the Company's current executive officers including Directors.

The following table lists certain persons known by the Company to own beneficially more than five percent of the Company's outstanding shares of common stock as of March 4, 2011.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Stock
Black Rock, Inc., 40 East 52nd Street, New York, New York 10022	8,312,443	(1)	10.88%
DBD Cayman, LTD. c/o The Carlyle Group, 1001Pennsylvania Avenue NW, Suite 220 S., Washington, D.C., 20004	7,431,022	(2)	9.72%
Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746	4,443,229	(3)	5.81%
State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111	4,431,738	(4)	5.80%
Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210	5,292,466	(5)	6.93%
(1)    Based on a report filed with the Securities and Exchange Commission as of January 7, 2011, and reflecting a December 31, 2010 position.
(2)    Based on a report filed with the Securities and Exchange Commission as of November 15, 2010, reflecting a September 30, 2010 position. DBD Cayman, Ltd. is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole stockholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services L.P., which is the general partner of BP Holdco, L.P. Accordingly, each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd. and TCG Financial Services L.P. may be deemed to be a beneficial owner of shares of Common Stock owned by BP Holdco, L.P.
(3)    Based on a report filed with the Securities and Exchange Commission as of February 11, 2011, and reflecting a December 31, 2010 position. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.
(4)    Based on a Report filed with the Securities and Exchange Commission as of February 10, 2011, and reflecting a December 31, 2010 position.
(5)    Based on a Report filed with the Securities and Exchange Commission as of February 14, 2011, and reflecting a December 31, 2010 position.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the 1934 Act, requires that the Company's officers and directors, and persons who own beneficially more than 10% of the Company's outstanding shares of Common Stock file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports and amendments thereto filed with the SEC under Section 16(a), copies of which are required to be furnished to the Company under SEC regulations, during and with respect to fiscal year 2010, no officer, director or person who owns beneficially more than 10% of the Company's outstanding shares of common stock failed to file such reports on a timely basis, except that David J. Kaye and J. H. Cromarty inadvertently failed to timely file a report with respect to one transaction each.

RELATED PARTY TRANSACTIONS
The Company sends out questionnaires to its directors and officers, and those of its majority or wholly-owned subsidiaries regarding related party transactions. If there are any affirmative responses, the Board reviews them and the terms and conditions of any such transactions. There was one related party transaction.
Stephen M. Waters, who is a director of the Company, has two loans for approximately $7.0 million with Boston Private Bank & Trust Company. The loans with Boston Private Bank & Trust Company were originated prior to Mr. Waters becoming a Director of the Company. All of the loans are current as of December 31, 2010. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2010 regarding shares of common stock of the Company that may be issued under the Company's existing equity compensation plans, including the Company's Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Plan"), the 1998 Amendment and Restatement of Directors' Stock Option Plan (the "1998 Plan"), the Company's 2004 Stock Option and Incentive Plan ("2004 Plan"), the Company's 2009 Stock Option and Incentive Plan (the “2009 Plan”), the Company's 2010 Inducement Stock Plan (the "Inducement Plan"), the 2006 Non-Qualified Employee Stock Purchase Plan (the “2006 ESPP”), and the Company's 2001 Employee Stock Purchase Plan (as amended and restated) (the “2001 ESPP”). Footnote (4) to the table set forth the total number of shares of common stock of the Company issuable upon the exercise of assumed options as of December 31, 2010 and the weighted average exercise price of these assumed options.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1):	4,332,147	(3),(4),(5)	$18.83	4,364,113	(7)
Equity compensation plans not approved by security holders (2):	78,404	(6)	$0.00	44,430	(8)
Total	4,410,551		$18.49	4,408,543
(1)    The 2004 Plan, the 2009 Plan, the 1997 Plan, the 1998 Plan, the 2006 ESPP and the 2001 ESPP.
(2)    The Inducement Plan.
(3)    Does not include purchase rights accruing under the 2006 ESPP and the 2001 ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(4)    Does not include the outstanding options to acquire 71,543 shares, at a weighted average exercise price of $10.31 per share, that were assumed in connection with the 2003 merger of First State Bancorp (now called First Private Bank & Trust), under the First State Bank of California 1994 Stock Option Plan (the “FSB Plan”). No future options may be granted under the FSB Plan.
(5)    Includes 143,679 shares of restricted stock that could be issued if certain performance metrics are met.
(6)    Represents 78,404 shares of restricted stock that could be issued if certain performance metrics are met.
(7)    Includes 3,713,895 shares available for future issuances under the 2004 and 2009 Plans and 793,897 shares available under the 2001 ESPP, less the incremental shares discussed above in note (5) to this table.
(8)    Includes 122,834 shares available for future issuances under the Inducement Plan, less the incremental shares discussed above in note (6) to this table.

In June 2010, the Company's Board of Directors approved the Inducement Plan, which has not been approved by the Company's stockholders. The purpose of the Inducement Plan is to grant equity awards (stock options, restricted stock, restricted stock units, stock appreciation rights and other stock awards) to new employees as an inducement to join the Company.

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting for stockholder approval, on an advisory basis, the compensation paid to our named executive officers as described in this proxy statement.
The resolution that is the subject of this proposal is a non-binding advisory resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution relates primarily to compensation that has already been paid or contractually committed for the Company's named executive officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the Company's named executive officers.
The Company has eight named executive officers listed in this Proxy Statement due to several executive transitions during the 2010 calendar year. The Company's compensation program is designed to attract, motivate and retain the named executive officers who are critical to the Company's success, by offering a combination of base salary and annual and long-term incentives that are closely aligned with the Company's annual and long-term performance objectives. Please see the section titled “Compensation Discussion and Analysis” for additional information about the Company's executive compensation programs.
We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion in the section titled "Compensation Discussion and Analysis."
For these reasons, the Board of Directors recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.
The Board of Directors unanimously recommends that stockholders vote “FOR” approval of the compensation of the Company's named executive officers.

PROPOSAL 3
ADVISORY (NON-BINDING) VOTE TO SELECT THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
As required under the Dodd-Frank Act, the Company's Board of Directors is also submitting for stockholder consideration a proposal to determine, on an advisory basis, whether future stockholder advisory votes to approve the compensation paid to our named executive officers should be sought either annually, every two years or every three years.
The vote on this proposal is advisory. The vote on this proposal may not be construed as having any binding legal effect, or overruling a decision by the Company or the Board of Directors and will not create or imply any change to the fiduciary duties of the Board. However, the Board intends to take the results of the vote on this proposal into account in its decision regarding the frequency with which the Company submits say-on-pay proposals in the future.
The Board of Directors values the importance of receiving regular input from our stockholders on important matters such as the compensation of the Company's executive officers. We appreciate the past support and approval of employee incentive programs by our stockholders. Accordingly, as indicated below, the Board of Directors recommends that you vote for a frequency of every year for future stockholder advisory votes to approve the compensation of the Company's named executive officers.
The enclosed proxy card gives you four choices on voting on this item. In addition to considering whether future stockholder advisory votes to approve the compensation of the Company's named executive officers should occur every year, every two years, or every three years, you also have the choice to abstain from voting on this item.
Please note that you are not voting to approve or disapprove the Board's recommendation on this item.
The Board of Directors unanimously recommends that stockholders vote for a frequency of EVERY YEAR for future stockholder advisory votes to approve the compensation of the Company's named executive officers.

PROPOSAL 4
APPROVAL OF THE COMPANY'S ANNUAL EXECUTIVE INCENTIVE PLAN
Introduction
The Company's Board of Directors has adopted the Annual Executive Incentive Plan (the “Incentive Plan”), subject to the approval of the Incentive Plan by our stockholders. The Incentive Plan is intended to provide compensation incentives for executive officers within a framework which aligns executive incentive compensation with increases in stockholder value. The Incentive Plan provides a structure which permits deferral of incentive compensation to retain key employees, while assuring that awards of incentive payments to executive officers from the performance pool to be established under the Incentive Plan each year constitute “performance-based compensation” under Section 162(m) of the Code. Under the terms of the Incentive Plan, within the first 90 days of the Company's fiscal year, the Compensation Committee establishes performance objectives for that fiscal year. No incentive payments are made under the Incentive Plan for that fiscal year unless the performance objectives are met for the fiscal year. If approved by the stockholders, the Company intends to pay annual incentive awards under the Incentive Plan to its executives covered by this plan. Such annual incentive awards with respect to 2010 are discussed in this Proxy Statement under "Compensation Discussion and Analysis."
Section 162(m) of the Code generally would disallow the Company a federal tax deduction for compensation in excess of $1 million paid in any fiscal year to any executive officer included in the Summary Compensation Table. This limitation on deductibility does not apply to payments of “performance-based compensation.” Awards of incentive payments to executive officers under the Incentive Plan are designed to constitute “performance-based compensation,” which generally would be deductible for federal income tax purposes.
The Company's Board of Directors believes that the Incentive Plan will advance the interests of the Company and its stockholders by enabling the Company to align the long-term financial incentives of its executive officers with increases in stockholder value. Accordingly, the Board of Directors has voted, subject to stockholder approval, to adopt the Incentive Plan. If the Company's stockholders do not approve the Incentive Plan, the Incentive Plan will be rescinded and no payments will be made under the Incentive Plan. However, the Company reserves the right to provide other forms of incentive payments to its senior executives that may not be deductible by the Company.
Summary of the Incentive Plan
The Incentive Plan is administered by the Compensation Committee which is comprised solely of “non-employee directors” of the Company as that term is defined under Rule 16b-3 promulgated under the Exchange Act, and “outside directors” of the Company as defined in Section 162(m) of the Code and the regulations promulgated thereunder. The Incentive Plan defines participants as the executive officers of the Company designated by the Compensation Committee.
Within the first 90 days of the Company's fiscal year, the Compensation Committee will establish a target performance award for each participant and the performance objective or objectives that must be satisfied during the fiscal year. Such performance objectives must be based on the absolute or comparative achievement of one or more of the following criteria, as determined by the Compensation Committee: (i) growth in earnings; (ii) overall earnings levels; (iii) operating income; (iv) net income; (v) EBITDA; (vi) earnings per share; (vii) cash earnings per share; (viii) growth in earnings per share; (ix) operating loss containment; (x) revenue; (xi) growth in overall revenue; (xii) return on equity; (xiii) return on tangible equity; (xiv) return on assets; (xv) total stockholder return; (xvi) operating leverage; (xvii) cash flow; (xviii) credit quality; (xix) loan loss reserve; (xx) reduction in non-performing assets; (xxi) reduction in criticized or classified assets; (xxii) efficiency ratio; (xxiii) capital strength; (xxiv) financial or credit ratings; (xxv) assets under management; (xxvi) balance sheet assets; (xxvii) market to book ratio; (xxviii) risk management; and (xxix) strategic management.
At the end of each fiscal year, the Compensation Committee certifies in writing whether the performance objectives have been met. If the performance objectives are met for such fiscal year, the Compensation Committee determines and certifies the payout to each participant under the Incentive Plan. In no event may the total payments made under the Incentive Plan with respect to any fiscal year exceed (i) $3,000,000 for the Chief Executive Officer and (ii) $1,750,000 for all other participants. In addition, the Compensation Committee has full discretion to reduce the amount of incentive payments payable to any participant. A participant whose employment terminates due to death or becoming disabled prior to the last day of the fiscal year may receive a prorated incentive payment with respect to that fiscal year based on the amount of days the participant was employed in the fiscal year prior to and including the date of death or disability. In the event of a “change in control” as defined in the Incentive Plan, the Compensation Committee as constituted immediately prior to the change in control will have the sole discretion to determine whether and to what extent the performance objectives have been met for the fiscal year in which the change in control occurs.
Awards may be made in cash, restricted shares of common stock of the Company or options to purchase common stock of the Company, as determined by the Compensation Committee. Any restricted shares or options awarded under the Incentive Plan will be issued from the Company's stockholder-approved stock option plan.
The Compensation Committee has the right to amend the Incentive Plan. Any amendment that would (i) change the maximum award that might be payable to any participant, or (ii) establish a performance objective other than the performance objectives described above would be subject to stockholder approval in order for the awards of incentive payments to participants from the performance pool to constitute “performance-based” compensation under Section 162(m) of the Code and thus be deductible by the Company.
There are currently four executive officers who would be eligible for an award under the Incentive Plan for 2011. Since awards to be granted under the Incentive Plan, if any, will be premised upon the achievement of certain performance objectives, and since at all times the grant of such awards may be reduced at the discretion of the Compensation Committee, such grants cannot be ascertained at this time. From time to time, other incentive compensation plans may be established under which executive officers may receive awards at the discretion of the Compensation Committee. These plans may not require stockholder approval.
Recommendation
The Board of Directors unanimously recommends a vote FOR approval of the Incentive Plan.

PROPOSAL 5
STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
Our Board of Directors recommends that you vote AGAINST this proposal.
Stockholder Proposal
Mr. Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, the owner of 3,081 shares of our common stock, has advised us that he plans to introduce the following resolution at the Meeting. In accordance with rules of the SEC, the text of Mr. Armstrong's resolution and supporting statement is printed verbatim from its submission.
RESOLUTION, That the shareholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.
Statement
The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.
As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.
The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.
Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it's best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”
While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.
The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.
In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.
If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.
Board of Directors' Recommendation
The Board of Directors recommends that you vote AGAINST this proposal. The Board of Directors believes that this proposal would be harmful to the Company and our stockholders and opposes the proposal for the reasons discussed below.
Our Articles of Organization currently provides for a “classified board” (sometimes called a “staggered board”). Our Board of Directors is divided into three classes, and the members of each class are elected to serve staggered three-year terms. The classified board structure has been in place since 1994.
The proponent submitted this same proposal for inclusion in our proxy statement for our annual meeting of stockholders in 2008. However, although the proposal was included in the Company's proxy statement, the proposing stockholder failed to appear in person or by designee at the Company's annual meeting of stockholders in 2008, and therefore the proposal was not officially brought before the meeting and no vote was taken thereon.

Our Board of Directors and its Governance Committee, in consultation with its advisors, have carefully considered this proposal and the arguments for and against a classified board. In reviewing this matter and making its determination to oppose the proposal again, the Board of Directors carefully considered a number of items, including the current industry environment, the history of the classified board structure, arguments for and against maintaining a classified board, the level of support that would be required to amend the Articles of Organization, and the points raised with respect to the proposal. We have concluded that the Company's classified board structure continues to be in the best interests of the Company and our stockholders.
Stability and Continuity. The three-year staggered board terms are designed to provide stability, enhance long-term planning and ensure that a majority of our Directors at any given time have prior experience as Directors of the Company. Continuity among the leaders of the Company, including the Directors, is important in the rapidly changing financial services industry, particularly in light of the recent economic turmoil and the changes in the financial regulatory environment introduced by the Dodd-Frank Act. Such continuity serves to promote stability within the organization and enables management to have a sufficient opportunity to implement the Company's strategic plan to maximize long-term stockholder value.
Further, the staggered board structure ensures that our Board of Directors retains continuity of knowledge of the Company's complex business, as well as its business strategy. The changeover of the entire Board at one time would require that a whole new group of directors devote time and resources to familiarizing themselves with the Company, which would necessarily detract from their ability to focus on the Company's long-term strategic plan. Directors who have experience with the Company and knowledge about our business and affairs are a valuable resource and are better positioned to make fundamental decisions that benefit our stockholders.
Accountability to Stockholders and Strong Corporate Governance. All of our Directors are required to uphold their fiduciary duties to the Company and our stockholders as required by Massachusetts state law and our by-laws, regardless of how often they stand for election. The Board of Directors believes that directors elected to three-year terms are not insulated from this responsibility and are just as accountable to stockholders as directors elected annually.
Our Board of Directors is committed to the highest quality corporate governance and examines our practices annually in light of the changing environment. The Board has established a Governance Committee with delegated authority from the Board that researches, analyzes and implements corporate governance guidelines that focus on the independence and quality of our directors and the effective functioning of the Board of Directors. The Governance Committee also ensures that annual evaluations of the Board of Directors' performance are conducted, either internally or with the assistance of an independent third party evaluation expert, to ensure a continued high level of independence and quality.
Protection Against Unfair and Abusive Tactics. A classified board helps to safeguard a corporation against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the corporation's business and assets. If a corporation has a classified board, a hostile bidder can only replace approximately one-third of the existing directors each year. By preventing an immediate change in control of our Board of Directors, the classified board structure enhances the ability of our Board of Directors to act in the best interests of our stockholders. In addition, classified board structures have been shown to be an effective means of protecting long-term stockholder interests against the tactics hedge funds or other activist investors use to create short-term gains.
Director Commitment. A classified board strengthens our ability to recruit high quality directors who are willing to make a significant commitment to the Company and its stockholders for the long term. We believe it is important that directors have the commitment to serve for an appropriate term given the time required to properly understand our operations and the regulatory framework under which we operate. Experienced Directors who are knowledgeable about our business are better positioned to make decisions that are in the best interests of the Company and its stockholders. The Board of Directors believes that the stockholder's proposal does not appropriately focus on the long-term well-being of the Company.
Effect of Proposal. Adoption of this proposal would not automatically result in the elimination of our classified board structure. A formal amendment repealing the classified board provisions of our Articles of Organization would need to be submitted to our stockholders, and it would require approval of both (a) majority of the Directors and (b) the holders of at least two-thirds of the votes eligible to be cast at a duly called meeting.
The Board of Directors recommends that you vote AGAINST this proposal.

SOLICITATION OF PROXIES
The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses. The Company will pay the expenses of soliciting proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The Company's representatives may solicit proxies by mail, telephone, electronic or facsimile transmission, or personal interview.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted at the discretion of the proxy holders.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
Stockholder proposals intended to be presented at the next annual meeting of stockholders and which are to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting, must be received by the Company on or before November 22, 2011. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Any such proposals should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
A stockholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's by-laws, to the Company at its principal executive office no earlier than December 29, 2011 nor later than January 28, 2012; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year's annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

Exhibit A
Boston Private Financial Holdings, Inc.
Annual Executive Incentive Plan

SECTION 1.	PURPOSE

The Boston Private Financial Holdings, Inc. Annual Incentive Plan (the “Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Boston Private Financial Holdings, Inc. (the “Company”) toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives.

SECTION 2.	DEFINITION

“Board” means the Company's Board of Directors.
A “Change of Control” shall mean the occurrence of any one of the following events:
(i)any “person” (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”)) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan or trust of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing at least 50 percent or more of the combined voting power of the Company's then outstanding securities;
(ii)persons who, as of January 1, 2011, constituted the Company's Board (the “Incumbent Board”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to January 1, 2011 whose election or nomination for election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board; or
(iii)the consummation of (A) any consolidation or merger of the Company or its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of voting securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of voting securities (other than pursuant to a stock split, stock dividend or similar transaction, or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding voting securities, then a “Change of Control” should be deemed to have occurred for purposes of the foregoing clause (i).
“Committee” means the Compensation Committee of the Board.
“Company” means Boston Private Financial Holdings, Inc.
“Participant” means each executive officer of the Company designated by the Committee to participate herein with respect to a Performance Period.
“Performance Period” means each fiscal year.
“Plan” means the Boston Private Financial Holdings, Inc. Annual Executive Incentive Plan, as set forth herein and as may be amended from time to time.
“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated there under (including any proposed regulations).

SECTION 3.	ADMINISTRATION

The Plan shall be administered by the Committee, which consists of at least two non-employee directors, each of whom satisfies the requirements for an “outside director” as that term is defined under Section 162(m). The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m). Such authority includes selection of the performance criterion or criteria for any applicable fiscal year and any Participant. Decisions of the Committee shall be final, conclusive and binding on all parties including the Company, its stockholders and Participants and their beneficiaries.

SECTION 4.	PERFORMANCE AWARDS

4(a)    Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the target performance award for each Participant and the performance objective or objectives that must be satisfied in order for a Participant to receive a performance award hereunder for such Performance Period. Any such performance objectives will be based upon the absolute or comparative achievement of one or more of the following criteria, as determined by the Committee: growth in earnings; overall earnings level; operating income; net income; EBITDA; earnings per share; cash earnings per share; growth in earnings per share; operating loss containment; revenue; growth in overall revenue; return on equity; return on tangible equity; return on assets; total stockholder return; operating leverage; cash flow; credit quality; loan loss reserve; reduction in non-performing assets; reduction in criticized or classified assets; efficiency ratio; capital strength; financial or credit ratings; assets under management; balance sheet assets; market to book ratio; risk management; and strategic management.
4(b)    Maximum Awards Allowable. At the end of the Performance Period for an award, the Committee will determine the extent to which the performance objectives established for the Performance Period have been achieved and determine the payout of the performance award for each Participant. Any provision of this Plan notwithstanding, in no event shall any Participant receive a performance award hereunder in respect of any Performance Period in excess of amounts listed on the following schedule:

Participant	Maximum Award
Chief Executive Officer	$3,000,000
All others	$1,750,000

4(c)    Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee, at its sole discretion may reduce the amount of a performance award determined using the applicable payment schedule(s) or formula(s) for a given Participant.
4(d)    Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which a performance award is payable, such Participant may receive a performance award hereunder equal to the maximum performance award payable to such Participant multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant's death or disability occurs prior to and including the date of the Participant's death or disability and the denominator of which is the total number of days in the Performance Period, or such lesser amount as the Committee may deem appropriate.
4(e)    Employment Requirement. Except as set forth in Section 4(d), the payment of any performance award shall be conditioned upon the Participant's employment by the Company on the day the performance award is paid; provided, however, that the Committee may, in its sole discretion, make exceptions to this requirement.
4(f)    Change of Control. In the event of a Change of Control, the Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the Performance Criteria and objective have been met for the Performance Period in which the Change of Control occurs.
4(g)    Forfeiture of Performance Award. Notwithstanding anything herein to the contrary, each Participant shall,

in the discretion of the Committee, reimburse the Company for the amount of any performance award received by such individual under the Plan to the extent such performance award or the value of such performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

SECTION 5.	PAYMENTS

5(a)    In General. Except as otherwise provided hereunder, payment of any performance award determined under Section 4 with respect to a Performance Period, shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained and the amount of any such performance award. Such payments shall be made during the two and one-half month period immediately after the end of the calendar year during which the relevant Performance Period ends, but in no event later than the December 31 of such subsequent year.
5(b)    Form of Payment. The Committee shall determine whether any performance award payable under this Plan is payable in cash, or in stock, restricted stock or options.

SECTION 6.	GENERAL PROVISIONS

6(a)    Effective Date of the Plan. The Plan shall be effective for the Company's 2011 fiscal year and for each of the subsequent four fiscal years, unless terminated earlier by the Committee, provided that the Plan is approved by the affirmative vote of a majority of the votes cast at the Company's 2011 Annual Meeting of the Stockholders.
6(b)    Amendment to the Plan. The Committee may amend or otherwise modify the Plan from time to time as it deems appropriate to service the Plan's purposes. However, the Committee shall not amend the Plan, without the appropriate approval of stockholders of the Company, if such amendment would result in payments not qualifying for deductibility under Section 162(m) as determined by the Committee in good faith.
6(c)    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate.
6(d)    No Right to Continued Employment. Nothing in this Plan shall be construed as conferring upon any participant any right to continue in the employment of the Company.
6(e)    No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company form taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.
6(f)    Taxes. Any amount payable to a Participant or a beneficiary under this plan shall be subject to any applicable United States federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct or withhold from such payment.
6(g)    Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
6(h)    Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts and applicable federal law.

BP FH BOSTON PRIVATE FINANCIAL HOLDINGS

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern time, on April 27, 2011.

Vote by Internet
- Log on to the Internet and go to **www.envisionreports.com/bpfh**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4, for every 1 YR for Proposal 3 and AGAINST Proposal 5.

	For	Withhold		For	Withhold
01 - Deborah F. Kuenstner	☐	☐	02 - William J. Shea	☐	☐

	1 Yr	2 Yrs	3 Yrs	Abstain
3. To select the frequency of future stockholder votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
5. To consider a stockholder proposal to declassify the Board of Directors.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy.
NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Dear Stockholder,

Please take note of the important information enclosed with this proxy card.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted.
Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Stockholders, Wednesday, April 27, 2011.
Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BP FH BOSTON PRIVATE FINANCIAL HOLDINGS

Proxy — Boston Private Financial Holdings

Proxy Solicited by the Board of Directors
Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Margaret W. Chambers and David J. Kaye, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of common stock, par value $1.00, of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned at the close of business on March 2, 2011, at the Annual Meeting of Stockholders (the "Meeting") to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, 02109, on Wednesday, April 27, 2011 at 11:00 a.m., Eastern time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED IN ITEM 1, ITEM 2 AND ITEM 4, FOR "1 YEAR" FOR ITEM 3 AND "AGAINST" THE PROPOSAL LISTED IN ITEM 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, and the Company's Annual Report on Form 10-K for Fiscal Year 2010, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.